EXHIBIT 2.1


   LINE OF CREDIT AGREEMENT BETWEEN FAC REALTY, INC. AND NOMURA ASSET CAPITAL
                   CORPORATION, DATED AS OF FEBRUARY 19, 1997




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                                 LOAN AGREEMENT

                          Dated as of February 19, 1997

                                     between

                                FAC REALTY, INC.,

                                   as Borrower

                                       and

                        NOMURA ASSET CAPITAL CORPORATION,

                                    as Lender







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                                TABLE OF CONTENTS

                                                                            Page

Section 1.  Definitions and Accounting Matters.................................1
         1.01  Certain Defined Terms...........................................1
         1.02  Accounting Terms and Determinations............................15

Section 2.  Facility..........................................................15
         2.01  Loans..........................................................15
         2.02  Borrowings.....................................................15
         2.03  Changes of Commitment..........................................16
         2.04  Fees...........................................................16
         2.05  Note...........................................................16
         2.06  Optional Prepayments of Loans..................................16
         2.07  Acquisition Loans..............................................17
         2.08  Releases Upon Prepayment.......................................17
         2.09  Refinancing Fees...............................................19
         2.10  Loss Event.....................................................19
         2.11  Appraisals.....................................................19
         2.12  Additional Loans...............................................19

Section 3.  Payments of Principal and Interest................................20
         3.01  Repayment of Loans.............................................20
         3.02  Interest.......................................................20
         3.03  Extension Option; Extension Fee................................20

Section 4.  Payments; Computations; Etc.......................................21
         4.01  Payments.......................................................21
         4.02  Computations...................................................22
         4.03  Setoff.........................................................22
         4.04  Minimum Amounts................................................22
         4.05  Certain Notices................................................22

Section 5.  Yield Protection and Illegality...................................23
         5.01  Additional Costs...............................................23
         5.02  Illegality.....................................................24
         5.03  Limitation on Types of Loans...................................25
         5.04  Compensation...................................................25

Section 6.  Conditions Precedent..............................................26
         6.01  Initial Loan...................................................26
         6.02  Initial and Subsequent Loans...................................32



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                                                                            Page

         6.03  Acquisition Loans..............................................34
         6.04     Expansion Loans.............................................35
         6.05  Additional Loans...............................................35

Section 7.  Representations and Warranties....................................35
         7.01  Corporate Existence............................................36
         7.02  Financial Condition............................................36
         7.03  Litigation.....................................................36
         7.04  No Breach......................................................36
         7.05  Corporate Action...............................................36
         7.06  Approvals......................................................36
         7.07  Use of Loans...................................................37
         7.08  ERISA..........................................................37
         7.09  Taxes..........................................................37
         7.10  Investment Company Act.........................................37
         7.11  Hazardous Materials............................................37
         7.12  Equal Employment and Non-Discrimination........................39
         7.13  Title..........................................................39
         7.14  Ownership; REIT Status.........................................39
         7.15  Conditions of Properties.......................................40
         7.16  Solvency.......................................................40
         7.17  REMIC Loan.....................................................40
         7.18  Insurance......................................................40
         7.19  Lien Priority..................................................40
         7.20  Improvements...................................................40
         7.21  Condemnation...................................................40
         7.22  Zoning and Other Laws..........................................41
         7.23  No Management Agreement........................................41
         7.24  Contracts......................................................41
         7.25  Permits........................................................41
         7.26  Utilities......................................................41
         7.27  Certificates of Occupancy......................................41
         7.28  Assessments....................................................41
         7.29  Ground Lease...................................................42
         7.30  Leases.........................................................42
         7.31  Out-Parcels....................................................42
         7.32  VF Agreement...................................................42

Section 8.  Covenants of the Borrower.........................................42
         8.01  Financial Statements...........................................42
         8.02  Litigation, Etc................................................45




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                                                                            Page

         8.03  Corporate Existence, Etc.......................................45
         8.04  Insurance......................................................46
         8.05  Prohibition of Fundamental Changes and Transfers...............46
         8.06  Limitation on Liens............................................47
         8.07  Leasing........................................................48
         8.08  Business.......................................................48
         8.09  Dividend Payments..............................................49
         8.10  REMIC Loan.....................................................49
         8.11  Transactions with Affiliates...................................49
         8.12  Use of Proceeds................................................49
         8.13  Ground Lease...................................................49
         8.14  Deferred Maintenance...........................................50
         8.15  Financial Covenants............................................52
         8.16  Property Management............................................52
         8.17  Environmental Matters..........................................52

Section 9.  Events of Default.................................................54

Section 10.  Miscellaneous....................................................57
         10.01  Waiver........................................................57
         10.02  Notices.......................................................57
         10.03  Expenses, Etc.................................................57
         10.04  Amendments, Etc...............................................58
         10.05  Successors and Assigns........................................58
         10.06  Assignments and Participations................................59
         10.07  Survival......................................................59
         10.08  Captions......................................................60
         10.09  Counterparts..................................................60
         10.10  Governing Law; Submission to Jurisdiction.....................60
         10.11  Waiver of Jury Trial..........................................60
         10.12  Marshalling; Recapture........................................60
         10.13  Cross Collateralization.......................................60
         10.14  Severability..................................................61





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SCHEDULES

Schedule A        - Initial Properties
Schedule B        - Promissory Note
Schedule C        - Notice of Borrowing
Schedule D        - Reports and Other Materials
Schedule E        - Contracts
Schedule F        - Initial Eligible Out-Parcels
Schedule G        - Existing Anchor Leases
Schedule H        - Initial Allocated Title Amounts
Schedule I        - SNDA Tenants
Schedule J        - Initial Deferred Maintenance




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                  LOAN AGREEMENT dated as of February 19, 1997 among FAC REALTY,
INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Borrower"), and NOMURA ASSET CAPITAL CORPORATION, a corporation organized under the laws of the State of Delaware (together with its permitted successors and assigns, the "Lender").

                                    RECITALS

                  The Borrower has requested that the Lender make loans to it in an aggregate principal amount not exceeding $150,000,000 at any one time outstanding. The Lender is prepared to make such loans upon the terms hereof. Accordingly, the parties hereto agree as follows:

                  Section 1.  Definitions and Accounting Matters.

                  1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice-versa):

                  "Acquisition Loan" shall mean a Loan the proceeds of which are used to purchase or refinance one or more Acquisition Properties and to pay costs incidental to the acquisition of such Acquisition Properties, including reasonable and necessary due diligence costs, legal, accounting and title insurance fees and reserves necessary for the repair and rehabilitation of such Acquisition Properties.

                  "Acquisition Mortgage" shall mean a Mortgage made on an Acquisition Property in connection with an Acquisition Loan.

                  "Acquisition Property" shall mean a Property (other than the Initial Properties), owned by (or leased as an entirety to) the Borrower, all or part of the purchase price of which is paid or refinanced with a Loan; and shall also mean the Borrower's interest in such Property, if the Borrower does not own fee title thereto.

                  "Additional Costs" shall have the meaning assigned to such term in Section 5.01.

                  "Additional Loan" shall mean a Loan for which the Borrower qualifies as a result of either or both of the Additional Properties becoming a Collateral Property pursuant to Section 2.12.

                  "Additional Mortgage" shall mean a Mortgage made on an Additional Property in connection with an Additional Loan.







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                  "Additional Properties" shall mean the Borrower's properties at E. Mill and 200 Lackey Street, Boaz, Alabama and 2824 South Eason Boulevard, Tupelo, Mississippi.

                  "Affiliate" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person which owns directly or indirectly 5% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, no individual shall be deemed to be an Affiliate of a corporation solely by reason of his or her being an officer or director of such corporation.

                  "Allocated Loan Amount" shall mean, in respect of any Property, as at any date of determination thereof, the product of the Allocation Factor for such Property multiplied by the outstanding principal balance of the Loans on such date.

                  "Allocated Title Amount" shall mean (i) with respect to each Initial Collateral Property and each Additional Property, the amount set forth for it on Schedule H, and (ii) with respect to any Acquisition Property, an amount equal to the product of 1.25 and the greater of (A) the purchase price paid by the Borrower for such Acquisition Property or (B) the original principal amount of the Acquisition Loan made with respect to such Acquisition Property, provided that the Allocated Title Amount for any Collateral Property shall not exceed the maximum principal amount secured by the Mortgage on such Collateral Property, if any, as set forth in such Mortgage.

                  "Allocation Factor" shall mean, as at any date of determination, for each Property, the percentage of the Available Amount on such date that is attributable to the Property NOI of such Property, assuming that
(i) the reduction in the Available Amount pursuant to clause (ii) of the definition thereof (on account of the REMIC Loan balance) is attributable solely to the FSA Properties; and (ii) the portion of such reduction attributable to each FSA Property is an amount equal to (A) the Property NOI of such FSA Property on such date, divided by (B) the aggregate Property NOI of all the FSA Properties on such date.

                  "Anchor Leases" shall mean the leases listed on Schedule G hereto and any comparable major leases of space in Properties that the Lender hereafter reasonably determines to be anchor leases.




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                  "Applicable Margin" shall mean 2.25% per annum.

                  "Approval Information" shall have the meaning assigned to such term in Section 2.07.

                  "Assignments" shall mean, collectively, the respective Assignments of Leases and Rents (or Amended and Restated Assignments of Leases and Rents) relating to the respective Collateral Properties.

                  "Available Amount" shall mean as of any date of determination, subject to reduction pursuant to Sections 8.13(b) and 3.03, (i) the sum of (A) the result obtained by dividing (x) the aggregate Property NOI on such date for all of the Properties that are factory outlet centers by (y) the product of 1.6 multiplied by the Required Constant, plus (B) the result obtained by dividing
(x) the aggregate Property NOI on such date for all of the Properties that are community shopping centers by (y) the product of 1.4 multiplied by the Required Constant; minus (ii) outstanding principal balance of the REMIC Loan on such date.

                  "Borrower" shall have the meaning assigned to such term in the preamble.

                  "Business Day" shall mean any day on which commercial banks are authorized to or required to close in New York City and, for purposes of determining the LIBOR Rate, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "Capital Expenditures" shall mean, for any period as to any Person, expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made by such Person or any of its Consolidated Subsidiaries to acquire, construct or replace fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period, computed in accordance with GAAP.

                  "Capital Lease Obligations" shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property (including equipment) which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

                  "Cash Collateral Agreement" shall mean the Cash Collateral Account, Pledge and Security Agreement dated as of the date hereof among the Borrower, the Lender and Centura Bank, as modified and supplemented and in effect from time to time.

                  "CERCLA" shall have the meaning assigned to such term in
Section 7.11.




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                  "Closing Date" shall mean the date on which the conditions set forth in Sec tions 6.01 and 6.02 shall have been fulfilled.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" shall mean any and all property and assets of the Borrower from time to time subject to the Lien of any Security Document.

                  "Collateral Properties" shall mean, collectively, the Initial Collateral Properties and the Acquisition Properties and Additional Properties which at the time in question are included in the Collateral.

                  "Commitment" shall mean the obligation of the Lender to make Loans in an aggregate amount at any one time outstanding up to but not exceeding $150,000,000 (as the same may be reduced or terminated at any time or from time to time pursuant to Section 2.03).

                  "Consolidated Subsidiary" shall mean, as to any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

                  "Debt Service" shall mean, for any period with respect to any Person, the greater of (i) the sum of (A) all payments of principal of Indebtedness of such Person scheduled to be made during such period plus (B) all Interest Expense payable by such Person during such period or (ii) the payments of principal and Interest Expense that would be payable during such period if the amount of such Payments were at an annual rate equal to the product of (A) the outstanding principal amount of such Indebtedness multiplied by (B) the Required Constant; provided, however, that, for purposes of Section 8.15, "Debt Service" shall have the meaning set forth in clause (i) of this definition.

                  "Debt Service Ratio" shall mean, as of any date of determination, the ratio of (i) the sum of (A) the aggregate Property NOI of all of the Collateral Properties on such date plus (B) the aggregate Net Cash Flow of all the FSA Properties on such date, to (ii) Debt Service of the Borrower for such period ending on the last day of the calendar month ending on or most recently ended prior to such date.

                  "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

                  "Dividend Payment" shall mean as to any Person, any dividend or any partnership distribution (in cash, property or obligations) on, or any other payment or distribution on account of, or the setting apart of money for a sinking or other analogous fund for, the purchase,




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redemption, retirement or other acquisition of, any shares of any class of stock of such Person (but excluding dividends payable solely in shares of common stock of such Person) or any portion of any partnership interest (whether general or limited) of such Person.

                  "Dollars" and "$" shall mean lawful money of the United States of America.

                  "Eligible Out-Parcels" shall mean, at any given time, the unimproved separate out-parcels that are part of the Properties. The Eligible Out-Parcels included in the Initial Properties as of the date hereof are listed on Schedule F hereto. An Out-Parcel in an Acquisition Property will be an Eligible Out-Parcel only if approved as such by the Lender.

                  "Environment" shall mean soil, surface waters, ground waters, land, stream sediments, surface or subsurface strata and ambient air.

                  "Environmental Claim" shall mean any claim, investigation, proceeding, action, order, directive, summons, complaint, citation, notice or inquiry from any governmental authority which could or does result in any Environmental Damages.

                  "Environmental Condition" shall mean any condition with respect to the Environment, whether or not yet discovered, at, on or under the Collateral Properties, which could or does result in any Environmental Damages.

                  "Environmental Damages" shall mean all claims, judgments, damages (including punitive damages), losses, penalties, fines, liabilities, encumbrances, liens, costs and expenses of investigation and defense of any Environmental Claim which are incurred by the Lender or the Borrower in respect of the Collateral Properties as a result of (i) the existence of Hazardous Materials at, on, under or off the Collateral Properties, or (ii) the violation or threatened violation of any Environmental Law by the Borrower on any of the Collateral Properties.

                  "Environmental Indemnity Agreement" shall mean the Environmental Indemnity Agreement dated as of the date hereof between the Borrower and the Lender, as modified and supplemented and in effect from time to time.

                  "Environmental Laws" shall mean any and all federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the Environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the Environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.





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                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" shall mean any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower.

                  "Event of Default" shall have the meaning assigned to such term in Section 9.

                  "Event of Loss" shall mean with respect to any Property (i) any damage to or destruction of such Property or (ii) any taking by condemnation or eminent domain or other similar proceeding involving loss of all or part of such Property (other than for temporary use).

                  "Existing Collateral Documents" shall mean the mortgages, deeds of trust and other agreements, instruments and documents securing the Existing Loan.

                  "Existing Lender" shall mean Bank One, Dayton, N.A., a national banking association, as agent for itself and certain other lenders.

                  "Existing Loan" shall mean the loan evidenced by the Existing Note.

                  "Existing Note" shall mean that certain Note dated April 25, 1996 made by the Borrower to Existing Lender in the principal amount of $75,000,000.

                  "Extension Fee" shall mean the fee payable by the Borrower to the Lender in connection with the extension of the Revolving Credit Termination Date, if any, pursuant to Section 3.03, which shall equal one-half of one percent (0.5%) of the Commitment as of February 18, 1999.

                  "FSA" shall mean FSA Properties, Inc., a Delaware corporation and a Wholly- Owned Subsidiary of the Borrower.

                  "FSA Properties" shall mean the properties identified as such on Schedule A hereto, which are owned by FSA and are subject to the REMIC Loan Documents; excluding at any given time any of such properties that shall have been the subject of a Release in accordance with Section 2.08.

                  "GAAP" shall mean generally accepted accounting principles consistently applied.

                  "Gap Note" shall mean the promissory note dated the Closing Date, made by the Borrower to the Lender in the principal amount of $75,000,000.




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                  "Ground Lease" shall mean the Consolidated, Amended and
Restated Lease Agreement dated as of December 1, 1996 between The Boaz Downtown Development Authority and the Borrower, covering the Additional Property in Boaz, Alabama, as it may be modified and amended from time to time in accordance herewith.

                  "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock of any corporation, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of his, her or its obligations or an agreement to assure a creditor against loss, and including causing a bank to open a letter of credit for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

                  "Hazardous Materials" shall have the meaning assigned to such term in Section 7.11.

                  "Including" shall mean "including, without limitation".

                  "Indebtedness" shall mean, as to any Person: (i) indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities); (ii) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or respective services rendered; (iii) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (iv) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (v) Capital Lease Obligations and other lease obligations arising under leases that are in the nature of title retention agreements of such Person; and
(vi) Indebtedness of others Guaranteed by such Person.

                  "Initial Collateral Properties" shall mean the properties identified as such on Schedule A hereto.

                  "Initial Loan" shall mean the Loan made on the Closing Date the proceeds of which are used to refinance all of the Initial Collateral Properties.

                  "Initial Mortgages" shall have the meaning assigned to such term in Section 6.01(g).




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                  "Initial Properties" shall mean the properties listed on
Schedule A hereto.

                  "Interest Expense" shall mean, for any period for any Person, the sum of all interest in respect of Indebtedness accrued or capitalized during such period (whether or not actually paid during such period).

                  "Interest Payment Dates" shall mean, with respect to any Loan, the eleventh (11th) day of each calendar month.

                  "Interest Period" shall mean, with respect to any Loan, (i) initially, the period from the date such Loan is made through the first day thereafter that is the tenth (10th) day of a calendar month (notwithstanding that the Interest Payment Date may not be the eleventh (11th) day of such month because the eleventh (11th) day of such month is not a Business Day), and (ii) thereafter, the respective periods from the eleventh (11th) day of each calendar month through the tenth (10th) day of each following calendar month (notwithstanding that the Interest Payment Date may not be the eleventh (11th) day of such month because the eleventh (11th) day of such month is not a Business Day); except that if any Interest Period would otherwise commence before and end after the Revolving Credit Termination Date, such Interest Period shall end on the Revolving Credit Termination Date.

                  "Jurisdictional Capped Mortgage" shall have the meaning assigned to such term in Section 6.02.

                  "Leased Collateral Property" shall mean the Additional Property in Boaz, Alabama, if and when it becomes a Collateral Property pursuant to Section 2.12, and any Acquisition Property in which the Borrower's interest is as a lessee under a ground lease that has been approved by the Lender (which approval will not be unreasonably withheld).

                  "Lender" shall have the meaning assigned to such term in the preamble.

                  "Lender Fee" shall have the meaning assigned to such term in
Section 2.09.

                  "Lender's Notice" shall have the meaning assigned to such term in Section 5.02.

                  "LIBOR Rate" shall mean with respect to any Interest Period, the 30-day London interbank offered rate for United States dollar deposits as of 11:00 a.m. (London time) on the date which is two Business Days prior to the first day of such Interest Period, in each case as quoted on Telerate page 3750 or on such replacement system as is then customarily used to quote the London interbank offered rate. If two or more such rates appear on Telerate page 3750 or associated pages or on such replacement system, the rate in respect of such Interest Period shall be the arithmetic mean of such offered rates (rounded upward to the nearest 1/16).





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                  "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, including the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Limited Release Property" shall mean any of the Initial Properties located in Branson, Missouri; Nashville, Tennessee; Smithfield, North Carolina; Vacaville, California; North Bend, Washington; or Las Vegas, Nevada.

                  "Loan Documents" shall mean, collectively, this Agreement, the Note, the Cash Collateral Agreement, the Environmental Indemnity Agreement, the Security Documents and all other documents and agreements evidencing or securing the Loans or otherwise obligating the Borrower in connection therewith.

                  "Loans" shall mean the loans provided for by Section 2.01 and shall include the Initial Loan, the Additional Loans and the Acquisition Loans.

                  "MAI" shall mean a Member of the Appraisal Institute.

                  "Major Property" shall mean any of the Initial Collateral Properties in Nashville, Tennessee, Smithfield, North Carolina, Branson, Missouri or Georgetown, Kentucky; or any Acquisition Property designated as a Major Property by the Lender and comparable to the aforementioned Major Properties in terms of its Property NOI relative to the aggregate Property NOI of all the Collateral Properties.

                  "Management Agreements" shall mean the management agreements (if any) entered into from time to time with respect to any Collateral Properties, in each case as modified and supplemented (without prejudice to Section 8.16) and in effect from time to time.

                  "Management Fee" shall mean, for purposes of computing Property Expenses for any Collateral Property, the property management fee (if any) with respect to such Collateral Property under the Management Agreement (if any) for such Collateral Property.

                  "Manager" shall mean any manager under the Management Agreements.

                  "Material Adverse Effect" shall mean a material adverse effect on (i) the condition (financial or otherwise), business, performance, properties, assets or operations of the Borrower and its Consolidated Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under any Loan Document to which it is a party, (iii) the legality, validity or enforceability of any Loan Document or the rights and remedies of the Lender under any Loan Document, (iv) the perfection or priority of the Liens on the Collateral, or (vi) the Property NOI or operation of any Major Property.





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



                  "Mortgage" shall mean each mortgage (or deed of trust), assignment of leases and rents and security agreement, or similar instrument, or a modified, restated or consolidated form thereof, executed by the Borrower in favor of or for the benefit of the Lender, covering each of the Collateral Properties, including the respective properties and interests identified in the schedules thereto, and shall include each of the Initial Mortgages, Additional Mortgages and the Acquisition Mortgages, as each such mortgage (or deed of trust), assignment of leases and rents and security agreement, or similar instrument, shall be modified and supplemented and in effect from time to time.

                  "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

                  "NACC Refinancing" shall mean a debt refinancing by the Lender (other than advances of Loans hereunder), the collateral for which shall be one or more of the Properties and the proceeds of which shall be used to repay all or part of the Loans.

                  "Net Cash Flow" shall mean, as at any date of determination, an amount equal to (i) the Property NOI of the FSA Properties on such date minus
(ii) the Debt Service of FSA for the twelve-month period for which such Property NOI is determined.

                  "NOI" shall have the meaning set forth in the definition of Property NOI herein, except that, as used in such definition, (i) the term "Property" shall instead be deemed to refer to each real property interest owned by the Borrower or any of its Consolidated Subsidiaries, (ii) references to FSA shall be deemed to include each of the Borrower's Consolidated Subsidiaries and
(iii) the term "Property Expenses" shall have the meaning set forth in the definition thereof herein, but with the same modifications therein as are described in the foregoing clauses (i) and (ii).

                  "Note" shall mean the promissory note provided for by Section 2.05.

                  "Participation Agreement" shall have the meaning assigned to such term in Section 10.06(c).

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Permitted Investments" of any Person shall mean: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof by such Person; (b) deposit accounts with or certificates of deposit and bankers' acceptances which are fully FDIC-insured or issued by any bank or trust company organized under the laws of the United States of America or any state thereof and the short term unsecured debt obligations of which are rated A-1 or better by Standard & Poor's Corporation ("S&P") or P-1 or better by Moody's Investors Services, Inc. ("Moody's"), maturing not more than 90 days from the date of acquisition thereof by such Person; (c) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, maturing not more than 90 days from the date of acquisition thereof by such Person; (d) Investments in money market funds rated AAAm or AAAm-G by S&P or Aaa by Moody's; and (e) repurchase agreements in respect of obligations of the type described in clause (a) above if the counterparty's short term unsecured debt obligations are rated A-1 or better by S&P or P-1 or better by Moody's.

                  "Permitted Liens" shall have the meaning assigned to such term in Section 8.06.

                  "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

                  "Plan" shall mean an employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

                  "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount payable by the Borrower under this Agreement or the Note or any other Loan Document that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 500 basis points above the LIBOR Rate as in effect from time to time plus the Applicable Margin.

                  "Principal Office" shall mean the principal office of the Lender, located at 2 World Financial Center, New York, New York 10281 or any other office designated as such in writing by the Lender.

                  "Properties" shall mean, collectively, the Collateral Properties and the FSA Properties (and shall also mean the Borrower's leasehold interest therein in the case of any Leased Collateral Property).

                  "Property Expenses" shall mean, for any Property, all operating expenses payable by the Borrower or FSA, as applicable, relating to such Property including the following items (provided, however, that Property Expenses shall not include Debt Service, Interest Expense, Capital Expenditures, non-cash items such as depreciation and amortization and any extraordinary one-time expenditures not considered operating expenses under GAAP):

                  (i) all expenses for the operation of such Property including Management Fees (if any) in respect thereof (or, if self-managed, the actual cost of managing the

         Property), all insurance premiums and expenses, accounting expenses, advertising expenses, expenses for architectural services, bank charges, utility charges, expenses for extermination, cleaning and trash removal services, expenses relating to window washing, landscaping and security services, reasonable and necessary legal expenses incurred in connection with the operation of such Property, marketing costs (but not including (A) any expenses incurred in connection with a sale or other capital transaction or (B) the cost of Required Repairs paid or reimbursed from the Required Repair Account);

                 (ii) impositions, water charges, property and real estate taxes, sewer rents, other than fines, penalties, interest on such impositions (or portions thereof) that are payable by reason of the Borrower's or FSA's failure to pay an imposition timely; and

                (iii) the cost of routine interior and exterior maintenance, repairs and minor alterations, the cost of which has been expensed under GAAP.

                  "Property NOI" shall mean, as of any date of determination thereof, for each Property, an amount equal to (i) all rental revenue and operating income (including actual rental income and other income, base rents, percentage rents, common area maintenance charges, property tax recoveries, insurance recoveries, Consumer Price Index rent adjustments and other miscellaneous income items) of the Borrower or FSA from the ownership and operation of such Property (but excluding income from advance payments, deposits, escrows or a sale or other capital transaction) computed on an accrual basis in accordance with GAAP for the twelve-month period ending on or most recently ended prior to such date of determination, minus (ii) all Property Expenses incurred by the Borrower or FSA with respect to such Property during such period, computed on an accrual basis in accordance with GAAP; as such amount shall be adjusted (I) by adding thereto (to the extent not already included in the foregoing clause (i)) base rentals that would have been payable in such period pursuant to leases of space at such Property that are in full force and effect (and not subject to a right of cancellation) as of the date of determination but under which base rentals were not payable for some or all of such period, (II) by subtracting therefrom the product of $1.00 multiplied by the number of square feet in the gross leasable area of such Property that is not subject to Anchor Leases, (III) by accounting for rentals when receivable (rather than on a straight-lined basis), and (IV) as otherwise required by the Lender to reflect provisions for factors that would, in the Lender's reasonable opinion, impact such Property's cash flow (such as, without limitation, the exclusion from revenues of non-recurring items such as lease termination payments).

                  "Regulatory Change" shall mean any change after the date of this Agreement in United States Federal, state or foreign law, rules or regulations or the adoption or making after such date of any interpretation or directive applying to a class of financial institutions including the Lender of or under any United States Federal, state or foreign laws, rules or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  "Related Person" shall mean, with respect to any specified Person, any other Person that is an Affiliate of the specified Person or any limited partner of the specified Person (if such Person is a limited partnership) or any shareholder of the specified Person (if such Person is a corporation).

                  "Release" shall mean (i) any satisfaction, release, assignment instrument, deed of reconveyance or similar instrument or instruments, each in recordable form and otherwise in form reasonably satisfactory to the Borrower, but without any representation or warranty of the Lender necessary to release any Collateral Property (or portion thereof) from the Lien of all applicable Security Documents or (ii) a confirmation by the Lender that the Release Conditions for the sale of an FSA Property have been met.

                  "Release Amount" shall mean, with respect to any Release Property, as at any date of determination thereof, an amount equal to 1.25 multiplied by the Allocated Loan Amount for such Release Property as of such date; provided that the Release Amount for any Release Property which constitutes the only Property at such time shall not be less than an amount equal to the then outstanding principal amount of the Loans plus interest accrued thereon and all other amounts due under the Loan Documents.

                  "Release Conditions" shall have the meaning assigned to such term in Section 2.08.

                  "Release Date" shall have the meaning assigned to such term in
Section 2.08.

                  "Release Notice" shall have the meaning assigned to such term in Section 2.08.

                  "Release Property" shall mean any Property which is proposed to be or is the subject of a Release.

                  "REMIC Loan" shall mean the loan to FSA in the original principal amount of $95,000,000, which was made pursuant to the REMIC Loan Agreement and is secured by liens on the FSA Properties.

                  "REMIC Loan Documents" shall mean the REMIC Note and the other documents evidencing, securing and otherwise relating to the REMIC Loan.

                  "REMIC Note" shall mean that certain Consolidated, Amended and Restated Promissory Note dated as of May 22, 1995 made by FSA to The Travelers Insurance Company in the principal amount of $95,000,000.

                  "Required Constant" shall mean, as at any date of determination thereof, an amount equal to the greater of (i) 10.09% or (ii) the product of (A) twelve (12) multiplied by (B) the percentage that, when multiplied by the original principal amount of a given Indebtedness (at the beginning of a given period), will produce a monthly payment amount that will fully amortize such principal, with interest at the Assumed Rate, over 25 years. The "Assumed Rate" shall be a rate per annum equal to the sum of 1.75% plus the Treasury Yield per annum, on the date of determination, of U.S. Treasury Securities with a maturity of 10 years. The "Treasury Yield" shall be determined by reference to the most recent Federal Reserve Statistical Release
Section 15(519) or any comparable successor publication which has become publicly available on the Business Day immediately preceding the date of determination (or, if such Statistical Release is no longer published, any publicly available source of similar market data acceptable to the Lender).

                  "Required Repair Account" shall have the meaning assigned to such term in Section 8.14.

                  "Required Repair Fund" shall have the meaning assigned to such term in Section 8.14.

                  "Required Repairs" shall have the meaning assigned to such term in Section 8.14.

                  "Revolver Period" shall have the meaning assigned to such term in Section 2.01.

                  "Revolving Credit Termination Date" shall mean February 18, 1999 (or if the date on which the entire outstanding principal amount of the Loans is due and payable has been extended pursuant to Section 3.03, February 18, 2000) or such earlier date resulting from acceleration.

                  "Security Documents" shall mean, collectively, the Cash Collateral Agreement, the Assignments, the Pledge, the Mortgages and all Uniform Commercial Code financing statements required by this Agreement and the Security Documents to be filed with respect to the security interests in personal property and fixtures created pursuant to the Security Documents and all other documents and agreements executed or delivered to the Lender by the Borrower in connection with any of the foregoing documents.

                  "Subsidiary" shall mean, with respect to any Person, any corporation of which at least a sufficient number of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of the Subsidiaries of such Person or by such Person and one or more of the Subsidiaries of such Person. "Wholly-Owned Subsidiary" shall mean, with respect to any Person, any such corporation of which all of such shares, other than directors' qualifying shares, are so owned or controlled.

                  "Substitute Rate" shall have the meaning assigned to such term in Section 5.02.

                  "Substitute Spread" shall have the meaning assigned to such term in Section 5.02.

                  "Title Companies" shall have the meaning assigned to such term in Section 6.01(i).

                  "Total Asset Value" shall mean, as at any date of determination, an amount equal to the sum of (i) the NOI on such date that is attributable to Properties that are community shopping centers, divided by 0.095, plus (ii) all other NOI on such date divided by 0.11.

                  "VF" shall have the meaning assigned to such term in Section 8.12.

                  "VF Agreement" shall have the meaning assigned to such term in
Section 8.12.

                  "VF Leases" shall have the meaning assigned to such term in
Section 8.12.

                  1.02  Accounting Terms and Determinations.

                  (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lender hereunder shall be prepared, in accordance with GAAP. All calculations made for the purposes of determining compliance with the terms of this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP.

                  (b) To enable the ready and consistent determination of compliance with the covenants set forth in Section 8, the Borrower will not change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30, respectively.

                  Section 2.  Facility.

                  2.01 Loans. The Lender agrees, subject to the terms of this Agreement, to make Loans to the Borrower in Dollars during the period (the "Revolver Period") from and including the date hereof to but not including the Revolving Credit Termination Date in an aggregate principal amount at any one time outstanding to the Borrower up to but not exceeding the amount of the Commitment as then in effect. Subject to the terms of this Agreement, during such period the Borrower may borrow, prepay and reborrow all or any portion of the amount of the Commitment; provided that the aggregate principal amount of Loans at any one time outstanding to the Borrower shall not exceed the amount of the Commitment as then in effect.

                  2.02 Borrowings. The Borrower shall give the Lender notice of each borrowing of Loans as provided in Section 4.05 (and, if applicable, 2.07) hereof. On the date specified for each borrowing of a Loan hereunder, the Lender shall, subject to the terms and conditions of this

Agreement, make available the amount of such Loan to the Borrower by transferring the same, in immediately available funds, in an account of the Borrower designated by the Borrower in writing; provided, however, that, to the extent the Initial Loan is being applied to obtain the assignment of the Existing Loan to the Lender, such portion of the Initial Loan shall be disbursed directly to the Existing Lender. Borrowings hereunder shall occur not more than one time during any calendar month.

                  2.03 Changes of Commitment. The Borrower shall have the right to terminate or reduce the Commitment at any time or from time to time, provided that: (i) the Borrower shall give notice of each such termination or reduction as provided in Section 4.05; (ii) each partial reduction shall be in an amount at least equal to $1,000,000; and (iii) if after giving effect to such termination or reduction of the Commitment the outstanding principal amount of the Loans shall exceed the Commitment, then the Borrower shall prepay the Loans in an amount equal to such excess together with interest accrued thereon to the date of prepayment plus any amounts payable in respect of such prepayment pursuant to Section 5.04. The Commitment once terminated or reduced may not be reinstated or increased.

                  2.04  Fees.

                  (a) The Borrower shall pay to the Lender, on the Closing Date, a non- refundable structuring fee in the amount of $750,000.

                  (b) The Borrower shall pay to the Lender on each date on which a Loan is made hereunder a nonrefundable fee in an amount equal to one-half of one percent (0.5%) of the principal amount of the Loan being made on such date; provided, however, that the fees under this paragraph (b) shall not exceed, in the aggregate, $750,000.

                  2.05 Note. The Loans shall be evidenced by a single amended, restated and consolidated promissory note of the Borrower in the form of Schedule B hereto, which shall consolidate the indebtedness evidenced by the Gap Note and the Existing Note, and amend and restate the terms thereof. The date, amount, interest rate of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of the Note, endorsed by the Lender on the schedule attached to the Note or any continuation thereof which notations and endorsement shall be controlling absent demonstrable error; provided that the failure of the Lender to make any such notation or endorsement shall not affect the obligations of the Borrower hereunder or under the Note.

                  2.06 Optional Prepayments of Loans. Subject to Section 4.04, the Borrower shall have the right to prepay Loans at any time or from time to time in whole or in part, provided that: (i) the Borrower shall give the Lender notice of each such prepayment as provided in Sec tion 4.05; and (ii) the Borrower shall pay interest pursuant to Section 3.02 on the principal amount prepaid, accrued to the prepayment date, together with any amounts due under Section 5.04(a) in respect of such prepayment, on the prepayment date.

                  2.07 Acquisition Loans. The Borrower shall give the Lender at least 15 Business Days' prior written notice of a request for a borrowing of an Acquisition Loan. Such notice shall specify the amount of the Acquisition Loan to be borrowed, the date of borrowing (which shall be a Business Day), and the name, type and location of the Acquisition Property to be purchased with the proceeds of such Acquisition Loan. The Borrower shall provide to the Lender the following information (the "Approval Information") for each Acquisition Property proposed to be acquired with the proceeds of an Acquisition Loan, which information shall be in form and substance reasonably satisfactory to the Lender and shall be provided to the Lender at least 15 Business Days' prior to the proposed borrowing date: (i) an itemized budget for the twelve month period commencing on a date reasonably near the date of such borrowing request, (ii) if available (after the Borrower's reasonable efforts to obtain), the audited financial statements for the two most recent years and unaudited quarterly statements for the twelve-month period on a date reasonably near the date of such borrowing request, (iii) if available (after the Borrower's reasonable efforts to obtain), historical operating reports, (iv) if available (after the Borrower's reasonable efforts to obtain), a rent roll and delinquency report and tenant sales information, (v) copies of the contract of sale and, if available (after the Borrower's reasonable efforts to obtain), all leases, material contracts and permits, (vi) a written appraisal by an MAI appraiser or a market study, (vii) an environmental audit of the type described in Section 6.01(j),
(viii) a property condition report, including a structural engineering report identifying, among other things, deferred maintenance and the cost thereof and a ten-year schedule of anticipated capital expenditures and the annual cost thereof, (ix) a title report and survey, (x) copies of current real estate tax bills and (xi) such other information in the Borrower's possession or control as the Lender may reasonably request. The Approval Information need not include item (ii), (iii), (iv) or (viii) if the applicable Acquisition Property consists entirely of unimproved land. The Borrower acknowledges that the Lender shall not be obligated to make an Acquisition Loan prior to the date which is 15 Business Days' after Lender's receipt of the Approval Information relating to such Acquisition Loan and shall not be obligated to make an Acquisition Loan at any time unless the Lender approves such Acquisition Loan in accordance with Section
6.03. Within 10 Business Days of receipt by the Lender of the Approval Information, the Lender shall notify the Borrower in writing whether the Lender so approves the requested Acquisition Loan and, if not, shall state the reason(s) therefor. If the Lender approves such Acquisition Loan, such Acquisition Loan shall be made, subject to the terms of this Agreement and any other conditions reasonably required by the Lender at the time of funding, on the borrowing date requested by the Borrower. Failure by the Lender to respond to the Borrower's request for an Acquisition Loan within such 10 Business Day period shall be deemed a rejection of such request.

                  2.08 Releases Upon Prepayment. Subject to Sections 2.06, 4.04 and 4.05, the Borrower shall have the right to prepay the Loans and to obtain a Release in respect of any Release Property upon compliance with the provisions of this Section 2.08. The Borrower shall exercise its rights under this Section by delivering a written notice (a "Release Notice") to the

Lender which shall refer to this Section, identify the Release Property and be accompanied by a counterpart of the Release in form for execution by the Lender and by a certificate of a senior officer of the Borrower certifying that the Release Conditions have been satisfied. Subject to the terms hereof, the Lender shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, to the Borrower such counterpart within ten Business Days after receipt thereof. The obligation of the Lender to deliver a Release in respect of any Release Property shall be subject to the fulfillment of the following conditions (the "Release Conditions"):

                  (a) No Default shall have occurred and be continuing as of the date of the Release Notice or as of the date (the "Release Date") that the Lender delivers the applicable Release;

                  (b) the Borrower shall pay to the Lender on the Release Date an amount equal to not less than the Release Amount in respect of the Release Property plus interest accrued to the Release Date on the principal amount of the Release Amount plus any amounts payable in respect of such prepayment pursuant to Section 5.04;

                  (c) after giving effect to such Release and the payments contemplated by clause (b) above, the outstanding principal balance of the Loans shall not exceed the Available Amount, and the Borrower shall provide the Lender with a certificate of a senior financial officer of the Borrower setting forth in reasonable detail computations indicating compliance with this Release Condition;

                  (d) such Release is in connection with a bona fide, arms-length sale (or exchange) of such Release Property, to a purchaser that is not a Related Person of the Borrower, on fair market terms and conditions;

                  (e) if such Release Property is a Limited Release Property, it is the first or second Limited Release Property to become actually released as a Release Property;

                  (f) the Lender shall have received such updates or confirmations relating to the title policies for the remaining Collateral Properties as the Lender may reasonably request; and

                  (g) the Borrower shall have delivered to the Lender such documents amending the Loan Documents to reflect such Release and such other documents as the Lender or counsel to the Lender shall reasonably request, in each case in form and substance reasonably satisfactory to the Lender.

If a Release is made in connection with (and concurrently with) the acquisition by the Borrower of an Acquisition Property in exchange for a Release Property, then the Borrower shall have the right to reduce the Release Amount, which would otherwise be payable in connection with such

Release, by an amount (not exceeding such Release Amount) equal to the Acquisition Loan to which the Borrower would otherwise be entitled in connection with such acquisition, in which event such Acquisition Loan shall be reduced by the same such amount (but such reductions shall not excuse the Borrower from the satisfaction of the requirements hereof for such Release and such Acquisition
Loan).

                  2.09 Refinancing Fees. If the Borrower shall directly or indirectly (through Affiliates) refinance all or any part of the Loans with any form of debt or equity (including through the issuance of any debt or equity securities, whether sold publicly or through a private placement), then the Borrower shall pay to the Lender (in addition to the payment of the Loans and all other amounts payable hereunder) on the closing date of such refinancing or repayment, as the case may be, a fee (the "Lender Fee") in the amount of one percent (1%) of the amount (if any) by which (i) eighty percent (80%) of the aggregate principal amount of the Loans which is refinanced or repaid exceeds
(ii) the portion (if any) of such principal amount that is refinanced with an NACC Refinancing. The prepayment of Loans in connection with a Release in accordance with Section 2.08 shall not be considered to be a refinancing for purposes of this Section 2.09.

                  2.10 Loss Event. If any Event of Loss occurs with respect to any Collateral Property, the Borrower shall prepay the Loans to the extent required by Section 3 of the applicable Mortgage. If any Event of Loss occurs with respect to an FSA Property, the Borrower shall prepay the Loans in an amount equal to the lesser of (i) the amount (if any) of the proceeds of such Event of Loss that are not applied (A) to prepay the REMIC Loan (or to pay other amounts due to the holder thereof in connection with such prepayment), (B) to restore such FSA Property or (C) to pay costs reasonably incurred in the collection of such proceeds or (ii) the amount, if any, by which the outstanding principal balance of the Loans exceeds the Available Amount as of the date of such Event of Loss.

                  2.11 Appraisals. The Lender shall be entitled at any time to obtain an appraisal or market study by an appraiser satisfactory to the Lender with respect to any or all of the Properties. The Lender shall pay all reasonable fees for any appraisals and market studies performed pursuant to this
Section 2.11, except the Borrower shall pay all such fees for appraisals and market studies performed for the Lender if performed after the occurrence of an Event of Default.

                  2.12 Additional Loans. Within a reasonable time after the date hereof, the Lender shall notify the Borrower as to whether the environmental condition of the Additional Properties is satisfactory to it. If the Lender so notifies the Borrower that the environmental condition of an Additional Property is satisfactory, then the Borrower shall have the right to receive an Additional Loan hereunder with respect to such Additional Property, subject to the fulfillment, within 30 days after the giving of such notice by the Lender, of the conditions set forth in Section 6.05. If the environmental condition of an Additional Property is satisfactory to the Lender and such conditions are satisfied within such 30-day period, then such Additional

Property shall become a Collateral Property. If the environmental condition of either Additional Property is not satisfactory to the Lender, or the Borrower does not fulfill the conditions set forth in Section 6.05 with respect to such Additional Property within such 30-day period, then the Borrower shall not be entitled to receive an Additional Loan with respect to such Additional Property, and such Additional Property shall not become a Collateral Property, unless the Borrower requests an Additional Loan with respect thereto and the Lender, in its sole discretion, thereafter determines that the environmental condition of such Collateral Property has become satisfactory, and the Borrower fulfills the conditions set forth in Section 6.05 with respect thereto within 30 days after notice thereof from the Lender to the Borrower.

                  Section 3.  Payments of Principal and Interest.

                  3.01 Repayment of Loans. The Borrower will pay to the Lender the principal of the outstanding Loans, together with accrued but unpaid interest thereon and all other amounts payable to the Lender under the Loan Documents, and each Loan shall mature, on the Revolving Credit Termination Date.

                  3.02 Interest. Subject to Section 5.02, the Borrower will pay to the Lender interest on the unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the lesser of (i) the LIBOR Rate (as in effect from time to time) for such Interest Period plus the Applicable Margin, and (ii) the highest rate permitted by law in each of the states in which a Collateral Property is located. Notwithstanding the foregoing, upon the occurrence and during the continuance of any Event of Default, the Borrower will pay to the Lender interest at the applicable Post-Default Rate on any unpaid principal of each Loan and (to the fullest extent permitted by law) on all other amounts payable by the Borrower hereunder or under the Note or under the other Loan Documents for the period from and including the date of such Event of Default to but excluding the date the same is paid in full or such Event of Default shall have been cured. Accrued interest on each Loan shall be payable (i) on the Interest Payment Dates and (ii) upon the payment or prepayment thereof (but only on the principal amount so paid or prepaid), except that interest payable at the Post-Default Rate shall be payable from time to time on demand.

                  3.03 Extension Option; Extension Fee. After December 18, 1998, but not later than January 18, 1999 the Borrower may notify the Lender in writing that the Borrower desires to extend the Revolving Credit Termination Date to February 18, 2000. Upon receipt of such request to extend the Revolving Credit Termination Date, the Lender will promptly confirm to the Borrower in writing that the Revolving Credit Termination Date will be extended to February 18, 2000 upon the satisfaction of the following conditions:

                  (a) no Event of Default or Default exists at the time such request is made and on February 18, 1999;

                  (b) the Borrower delivers to the Lender a certificate from a senior financial officer of the Borrower confirming the accuracy of the information contained in clause (a) above;

                  (c) the Commitment is not less than $50,000,000 as of February 18, 1999;

                  (d) the Borrower pays the Extension Fee in Dollars to the Lender not later than February 18, 1999; and

                           (e) either (i) the Borrower shall have delivered to
the Lender a statement signed by VF confirming that each of the VF outlet centers covered by the VF Leases in the Properties listed in Schedule 4.15 to the VF Agreement achieved "breakeven" (as such term is used and defined in Section 4.15 of the VF Agreement) in 1998 or (ii) the Loan Amount does not exceed the Available Amount, determined without including the Property NOI from any of such Properties for which such confirmation shall not have been made (or shall not have been obtained and delivered) ("Excluded VF Properties").

If the Revolving Credit Termination Date is extended pursuant to this Section 3.03, but the condition set forth in the foregoing clause (e)(i) shall not have been fulfilled, then from and after February 18, 1999 (until such time, if any, as such condition is fulfilled), the Available Amount shall be determined without including the Property NOI of the Excluded VF Properties.

                  Section 4.  Payments; Computations; Etc.

                  4.01  Payments.

                  (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement and the Note shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Lender at the account of the Lender last specified by notice to the Borrower, not later than 4:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

                  (b) All payments of principal of the Loans under this Agreement (including prepayments pursuant to Section 2.06 or 2.08 or as a result of the acceleration of the Loans pursuant to Section 9) shall be applied to the Loans in such manner and order of priority as the Lender shall elect in its sole and absolute discretion; provided, however, that no payment shall be applied to principal unless and until all past due interest and all interest in respect of principal being paid has been paid in full. Notwithstanding the foregoing, the amounts secured by any Jurisdictional Capped Mortgage (as defined in Section 6.02(c)) shall not be reduced in connection with any payment of principal unless
(i) the Property covered thereby is the subject of a permitted Release concurrent with such payment or (ii) the aggregate maximum principal amount secured by such Jurisdictional Capped Mortgage(s) shall equal or exceed the total principal amount of all Loans then outstanding (in which case the Lender will determine in its sole discretion which Mortgages comprising such Jurisdictional Capped Mortgages are to be reduced).

                  (c) If the due date of any payment under this Agreement or the Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day.

                  4.02 Computations. Interest on Loans shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

                  4.03 Setoff. The Borrower agrees that, in addition to (and without limitation of) any right of set-off or counterclaim the Lender may otherwise have, the Lender shall be entitled, at its option, to offset balances held by it or any of its Affiliates for account of the Borrower (or amounts due from it to the Borrower) at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of the Loans, or any other amount payable to the Lender hereunder, which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower thereof, provided that the Lender's failure to give such notice shall not affect the validity thereof; provided, however, that the Lender shall not have any right under this Section 4.03 as to any tenant security deposits or other monies held in trust by the Borrower for third parties.

                  4.04 Minimum Amounts. Each borrowing of the Loans and each voluntary prepayment of principal of the Loans shall be in an amount at least equal to $1,000,000.

                  4.05 Certain Notices. Notices by the Borrower to the Lender of any termination or reduction of the Commitment, of borrowings of Loans and of prepayments of Loans shall be irrevocable and shall be effective only if received by the Lender not later than 5:00 p.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, or prepayment specified below (or such longer period as is specified in 2.07 in the case of the borrowing of Acquisition Loans):

                                                  Number of
                                                  Business
         Notice                                   Days Prior

         Termination or
         reduction of Commitment                       15

         Borrowing or
         prepayment of Loans                            5

Each such notice of termination or reduction of the Commitment shall specify the amount of the Commitment to be terminated or reduced. Each such notice of prepayment shall specify the Loans to be prepaid and the amount (subject to Section 4.04), and the date of prepayment (which shall be a Business Day). Each notice of borrowing of Loans shall be substantially in the form of Schedule C hereto and shall specify the amount (subject to Section 4.04) to be borrowed, the date of borrowing (which shall be a Business Day), the Debt Service Ratio and Available Amount immediately prior to and immediately after such borrowing and shall be accompanied by such other information as the Lender may reasonably request. Each notice of borrowing by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in clauses (a), (b) and
(e) of Section 6.02 (both as of the date of such notice and, unless the Borrower otherwise notifies the Lender prior to the date of such borrowing, as of the date of such borrowing).

                  Section 5.  Yield Protection and Illegality.

                  5.01  Additional Costs.

                  (a) The Borrower shall pay to the Lender from time to time such amounts as the Lender may reasonably determine to be necessary to compensate it for any increase in costs which the Lender reasonably determines are attributable to its making or maintaining any Loans or its obligation to make any Loans hereunder, or any reduction in any amount receivable by the Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

                           (i) imposes or modifies any reserve or similar requirement on financial institutions of a type that includes the Lender with respect to extensions of credit secured by real estate or any commitment therefor (including the Commitment); or

                          (ii) imposes any other condition affecting this Agreement or the Note (or any of such extensions of credit) or the Commitment and other extensions of credit generally.

If the Lender requests compensation from the Borrower under this Section 5.01(a), the Borrower may, by notice to the Lender, suspend the obligation of the Lender to make Loans until the Regulatory Change giving rise to such request ceases to be in effect.

                  (b) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Borrower shall pay directly to the Lender from time to time on request such amounts as are reasonably necessary to compensate the Lender for any costs which are attributable to the maintenance by the Lender, pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority, or pursuant to any risk-based capital guideline or other requirement (whether or not having force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority, which is applicable generally to financial institutions of a type that includes the Lender, with respect to extensions of credit secured by real estate, of capital in respect to the Commitment or the Loans (such compensation to be in an amount equal to any reduction of the rate of return on assets or equity of the Lender to a level below that which the Lender could have achieved but for such law, regulation, interpretation, directive or request).

                  (c) The Lender will notify the Borrower of any event occurring after the date of this Agreement that will entitle the Lender to compensation under paragraph (a) or (b) of this Section 5.01 as promptly as practicable, but in any event within 90 days, after the Lender obtains actual knowledge thereof; provided, however, that if the Lender fails to give such notice within 90 days after it obtains actual knowledge of such an event, the Lender shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section
5.01 for costs incurred from and after the date 90 days prior to the date that the Lender does give such notice. The Lender will furnish to the Borrower a certificate setting forth the basis and amount of each request by the Lender for compensation under paragraph (a) or (b) of this Section 5.01. Determinations and allocations by the Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(a), on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate the Lender under this Section 5.01, shall be conclusive absent manifest error.

                  5.02 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for the Lender to honor its obligation to make or maintain Loans bearing interest based upon a margin over the LIBOR Rate hereunder then (i) the Lender shall promptly give notice (a "Lender's Notice") to the Borrower thereof, (ii) the Lender's obligation to make Loans bearing interest based upon a margin over the LIBOR Rate shall be suspended until such time as the Lender may again make and maintain Loans bearing interest based upon a margin over the LIBOR Rate and (iii) the Lender shall, in the Lender's Notice, establish the interest rate applicable to the Loans at the equivalent spread (the "Substitute Spread"), taking into account the amount of the Loans and the creditworthiness of the Borrower, above an index used for variable rate loans, which is the best available alternative to approximate LIBOR, as reasonably determined by the Lender (the "Substitute Rate"), in which case the interest rate applicable to the Loans shall be a rate equal to the Substitute Rate in effect from time to time plus the Substitute Spread, so long as such condition remains in effect.

                  5.03 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of the LIBOR Rate for any Interest Period, the Lender determines (which determination shall be conclusive) that quotations of interest rates for the deposits referred to in the definition of "LIBOR Rate" in Section 1.01 necessary for purposes of determining rates of interest on the Loans are not being provided; then the Lender shall give the Borrower prompt notice thereof, and shall, in such notice, establish the interest rate applicable to the Loans at the Substitute Rate plus the Substitute Spread, in which case the interest rate applicable to the Loans shall be a rate equal to the Substitute Rate in effect from time to time plus the Substitute Spread, so long as such condition remains in effect.

                  5.04 Compensation. The Borrower shall pay to the Lender, upon the request of the Lender, such amount or amounts as shall be sufficient (in the reasonable opinion of the Lender) to compensate it for any actual out-of-pocket loss, cost or expense, of the type included in what is commonly referred to as "breakage costs", which the Lender reasonably determines is attributable to:

                  (a) any voluntary payment or prepayment of a Loan for any reason (including the acceleration of the Loans pursuant to Section 9) on a date other than the last day of the Interest Period for such Loan, except for (i) a prepayment of a Release Amount in connection with a Release or (ii) a prepayment made to the extent necessary to cure any non-compliance with a covenant in Section 8.15 or 8.16; or

                  (b) any failure by the Borrower for any reason (including the failure of any of the conditions precedent specified in Section 6 to be satisfied) to borrow a Loan on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 4.05.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid or prepaid or not borrowed for the period from the date of such payment or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the cost of funds to the Lender of making such Loan (as reasonably determined by the Lender).

                  Section 6.  Conditions Precedent.

                  6.01 Initial Loan. The obligation of the Lender to make the Initial Loan hereunder is subject to the receipt by the Lender of the following documents, each of which shall be reasonably satisfactory to the Lender in form and substance:

                  (a) Corporate and Partnership Documents. The following documents, each certified as indicated below:

                           (i) a copy of the articles of incorporation of the
                  Borrower, as amended, certified by the Secretary of State of its jurisdiction of organization, and a certificate as to the good standing of and organizational documents filed by the Borrower, from the relevant Secretary of State, dated as of a recent date; and

                          (ii) a certificate of the Secretary or an Assistant
                  Secretary of the Borrower dated the Closing Date and certifying that (A) attached thereto are true and complete copies of (x) the articles of incorporation and by-laws of the Borrower, as in effect on the date of such certificate, and
                  (y) resolutions duly adopted by the board of directors of the Borrower authorizing the execution, delivery and performance of the Loan Documents and the borrowings hereunder, and (B) such resolutions have not been modified, rescinded, amended or revoked and are in full force and effect.

                  (b) Incumbency. A certificate of an officer of the Borrower as to the incumbency and specimen signature of each other officer of the Borrower executing the Loan Documents (and the Lender may conclusively rely on such certificate until it receives notice in writing to the contrary from the Borrower); and a certificate of another officer of the Borrower as to the incumbency and specimen signature of the officer executing such certificate.

                  (c) Officer's Certificate. A certificate of a senior financial officer of the Borrower confirming, to the best of his or her knowledge, the fulfillment of the conditions set forth in clauses (a),
         (b) and (e) of Section 6.02.

                  (d) Opinion of Counsel to the Borrower. An opinion of counsel to the Borrower with respect to such matters (exclusive of environmental matters) as the Lender may reasonably request and otherwise in form and substance reasonably satisfactory to the Lender.

                  (e) Local Counsel Opinions. Opinions of counsel to the Borrower or Lender in each of the states in which the Initial Properties are located with respect to such matters as the Lender may reasonably request and otherwise in form and substance reasonably satisfactory to the Lender.

                  (f) Assignment of Existing Loan. (i) The executed original of the Existing Note, duly endorsed by the Existing Lender to the order of the Lender, (ii) to the extent reasonably required by the Lender, instruments terminating, and discharging of record, all of the Existing Collateral Documents other than the mortgage(s) and the deed(s) of trust that secure the Existing Note and cover the Initial Collateral Properties in Tennessee and Florida, and (iii) the executed original recorded counterpart of such mortgage(s) and such deed(s) of trust, and
         (iv) assignments of such mortgage(s) and such deed(s) of trust to the Lender, duly executed by the Existing Lender.

                  (g) Notes and Mortgages. The Gap Note and the Note, duly completed and executed; and duly recorded first Mortgages (the "Initial Mortgages") which shall constitute valid first mortgage liens on the fee simple title to the Initial Collateral Properties and which shall secure the Loans and the Borrower's obligations under the Loan Documents, subject only to such Liens, restrictions, easements and other title exceptions as shall be approved by the Lender; provided that, with respect to any Jurisdictional Capped Mortgage, such Mortgage shall secure the principal amount of the Loans only to the extent of the Allocated Title Amount of the Initial Collateral Property in question.

                  (h) Loan Documents. Each of the other Loan Documents, duly executed, delivered and acknowledged where appropriate by the Borrower.

                  (i) Title Insurance. Policies of title insurance with respect to the Initial Mortgages, on forms of and issued by Chicago Title Insurance Company or one or more other title companies reasonably satisfactory to the Lender (the "Title Companies"), showing fee simple title vested in the Borrower and insuring the first priority of the Liens created under the Initial Mortgages in an amount for each Initial Collateral Property equal to the Allocated Title Amount for such Initial Property, subject only to such Liens, restrictions, easements and other title exceptions as shall be approved by the Lender, together with, as may be required by the Lender, such reinsurance schedules and agreements in respect of all then existing title insurance policies for the Collateral Properties in amounts and otherwise in form and substance reasonably satisfactory to the Lender and executed by the Title Companies; provided that the Lender agrees to conserve the amount of title insurance premiums, to the extent feasible, by tying together title policies subject to an aggregate limit of $150,000,000 in coverage. Such policies shall also contain such endorsements and affirmative insurance provisions as the Lender may reasonably require in light of the severity of the risk, availability of coverage or endorsement in the jurisdiction, and cost (and expressly excluding zoning coverage if the requirements of Section 6.01(r) are otherwise met, unless the cost is nominal and no zoning opinion is required). In addition, the Borrower shall have paid to the Title Companies all expenses and premiums of the Title Companies in connection with the issuance of such policies and an amount equal to the recording and stamp taxes (including mortgage recording taxes) payable in connection with recording the Initial Mortgages in the appropriate county land offices.

                  (j) Environmental Audit. Evidence satisfactory to the Lender that, except has been disclosed in writing to the Lender, (i) there are no pending or threatened claims, suits, actions or proceedings arising out of or relating to the existence of any Hazardous Materials at, in, on or under any Initial Collateral Property, (ii) each Initial Collateral Property is in full compliance with all Environmental Laws applicable to such Initial Property, (iii) no Hazardous Materials exist at, in, on or under such Initial Collateral Property, other than supplies and materials used in cleaning, painting and other activities conducted in the normal course of operating such Initial Collateral Property as a shopping center, and consumer products offered for retail sale by tenants in the ordinary course of their business, provided all such Hazardous Materials are stored, handled, contained and disposed of in compliance with Environmental Laws, and (iv) the Borrower has complied (or has made arrangements to comply) with the recommendations of all environmental consultant(s) referred to below. Such evidence shall include (1) an environmental audit (which shall include a visual survey, a record review and an area reconnaissance and a Phase I environmental study and, if the Lender shall request, a Phase II environmental study) conducted and certified by a qualified, independent environmental consultant licensed by the relevant state(s) in which each Initial Collateral Property is located, which audit shall include a recommendation of any remedial action which is appropriate together with the estimated cost and expected time to complete such remedial action, (2) evidence that all required approvals from all governmental and quasi-governmental authorities having jurisdiction with respect to the Initial Collateral Properties, if any, have been obtained, and (3) such other environmental reports, inspections and investigations as the Lender shall reasonably require, prepared, in each instance, by engineers or other consultants satisfactory to the Lender. All such audits, approvals, reports, inspections and investigations shall be paid for by the Borrower and shall be satisfactory, in form and substance, to the Lender.

                  (k) Insurance. Certificates of insurance evidencing the existence of all insurance required to be maintained by the Borrower pursuant to the Loan Documents and the designation of the Lender as the loss payee thereunder with respect to the Initial Collateral Properties to the extent required by the Loan Documents, such certificates to be in such form and contain such information as is specified in the Loan Documents. In addition, an original prepaid policy or policies of general liability insurance, boiler and machinery insurance, fire and other casualty insurance (including earthquake insurance, if appropriate and if available at commercially reasonable rates), and such other types of insurance as the Lender may reasonably deem appropriate, all in such amounts as are required under the Loan Documents providing full extended coverage and naming the Lender, in each instance, as the first mortgagee under a New York Standard Mortgagee Clause (or local equivalent) or otherwise covering the Lender's interest in each Initial Collateral Property in a manner reasonably satisfactory to the Lender. All insurance shall be issued by an insurance company or companies reasonably acceptable to the Lender. If any Initial Collateral Property, or any part thereof, is located in an area designated by the U.S. Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance is available under the National Flood Insurance Act of 1968, as amended, then such insurance shall be furnished.

                  (l) Operating Statements. Operating statements for each Initial Property for each of the two calendar years most recently ended prior to the Closing Date in form and substance reasonably satisfactory to the Lender, and in each case reviewed by certified public accountants reasonably acceptable to the Lender in connection with such accountants' preparation of audited annual financial statements, together with operating statements for each Initial Property for the twelve-month period ended December 31, 1996, in form and substance reasonably satisfactory to the Lender, in each case certified by the chief financial officer of the Borrower.

                  (m) UCC Financing Statements. UCC-1 financing statements covering fixtures and personalty at, on or relating to each Initial Collateral Property, in each case appropriately completed and duly executed and delivered to the Lender for filing in the appropriate governmental offices to perfect the security interest therein.

                  (n) Searches. UCC filing searches, tax lien searches, judgment searches, real estate tax searches and municipal department searches setting forth any and all code violations, with respect to the Borrower and each Initial Collateral Property in all relevant jurisdictions and in each county where an Initial Collateral Property is located, and UCC filing searches and judgment searches with respect to FSA in the Secretary of State's office of the state in which its principal place of business is located; demonstrating as at a recent date the existence of no Liens, violations or title matters with respect to the Borrower, FSA or any Initial Collateral Property except as shall be reasonably approved by the Lender, together with evidence that any filing fees or recording taxes payable in connection with any such searches have been paid.

                  (o) Market Study. A written market study of each Initial Collateral Property reasonably satisfactory, in form and substance, to the Lender. The fees for such market studies shall be paid by the Borrower.

                  (p) Survey. A survey of each Initial Collateral Property, prepared by a licensed or registered land surveyor satisfactory to the Lender, in compliance with the minimum standard detail requirements for land title surveys adopted by the American Land Title Association and American Congress on Surveying and Mapping, and certified to the Lender, the Borrower, the Title Companies and any other parties requested by the Lender as of a certification date approved by the Lender. Each survey shall show the dimensions and total square foot area of the Initial Collateral Property in question, all interior lot lines of such Initial Collateral Property, the dimensions and locations of all buildings, parking areas and other improvements situated on such Initial Collateral Property, all sewer, electric, gas and telephone utilities affecting such Initial Collateral Property, all easements, reservations and rights of way pertaining to or affecting each Initial Collateral Property, all encroachments onto or from such Initial Collateral Property, the location and name of all streets adjacent to such Initial Collateral Property, all modes of ingress and egress to and from such Initial Collateral Property and such other details as to such Initial Collateral Property (and any property abutting such Initial Collateral Property) as may be reasonably requested by the Lender.

                  (q) Legal Description. A satisfactory legal description of each Initial Collateral Property which is consistent, in all material respects, with the survey thereof delivered pursuant to Section 6.01(p).

                  (r) Zoning Compliance, Etc. Evidence (which may be in the form of zoning letters or the like from applicable governmental authorities) reasonably satisfactory to the Lender that all improvements on the Initial Collateral Properties have been constructed and are being used and operated in full compliance with (i) all applicable zoning, subdivision, environmental and other laws, orders, rules, regulations and requirements of all governmental or quasi-governmental authorities having jurisdiction with respect to the Initial Collateral Properties, and (ii) all building permits issued in respect of the Initial Collateral Properties and a copy of the certificate of occupancy certified by the Borrower for each Initial Collateral Property.

                  (s) Budget. An itemized budget for the operation of each Initial Property for the twelve (12)-month period ending December 31, 1997, which budget(s) shall be reasonably satisfactory, in form and substance, to the Lender.

                  (t) Leases. Abstracts (and, to the extent required by the Lender, certified copies) of all leases affecting any of the Initial Collateral Properties and abstracts of all major leases (as reasonably determined by the Lender) affecting any of the FSA Properties.

                  (u) Material Contracts. Copies of all material contracts and agreements relating to each Initial Collateral Property, under which the Borrower is obligated to pay more than $50,000 per year, including all material service contracts and management or operating agreements covering or affecting each Initial Collateral Property, and all permits, approvals and licenses issued with respect to each Initial Collateral Property.

                  (v) Access. Evidence (which may appear on a survey or a title policy) that each Initial Collateral Property has access for ingress and egress between such Initial Collateral Property and all public roadways in the immediate vicinity of such Initial Collateral Property.

                  (w) Utility Services. Evidence (which may appear on a survey or a title policy) that all utility services required for each Initial Collateral Property are available and in adequate supply at the boundaries of such Initial Collateral Property and are not subject to curtailment, termination or revocation.

                  (x) Property Condition Report. Reports covering the structural condition of each Initial Collateral Property together with "as-built" plans and specifications prepared, in each instance, by an engineer or other professional reasonably satisfactory to the Lender, and in each instance containing (i) such professional's recommendation for the performance of capital expenditures, or repairs or deferred maintenance, together with an estimate of the cost and the expected time to complete such recommended work, and (ii) a schedule of anticipated capital expenditures during the next ten years, together with such professional's estimate of the annual cost thereof.

                  (y) Tax Assessment. Evidence that each Initial Collateral Property is assessed separate and apart from any other property for local property tax and subdivision purposes.

                  (z) Fees and Expenses. Evidence (including payment instructions given by the Borrower) that (1) all fees and expenses due and payable to the Lender, including the fees and expenses referred to in Section 11.03, to the extent then due and payable, have been paid in full, and (2) all mortgage, mortgage recording and intangible taxes and recording charges required to be paid in connection with the execution, delivery or recording of the Security Documents, as well as all title premiums and other title and survey charges, have been paid in full.

                  (aa) Reserves. Payment by the Borrower of any and all reserves for deferred maintenance and/or environmental remediation as may be required by Lender based on the reports referred to in clauses (j) and
         (x) above.

                  (bb) Rent Roll, Etc. A rent roll and delinquency report for each Initial Property, in form and substance satisfactory to the Lender, certified by a senior financial officer of the Borrower.

                  (cc) Loan Amount. Evidence that the amount of the Loan to be made on the Closing Date does not exceed the Available Amount determined as of the Closing Date.

                  (dd) Estoppel. Estoppel certificates, in substantially the form previously approved by the Lender or otherwise in form and substance reasonably satisfactory to Lender, from (i) each of the tenants of the Properties that is required by the Lender, (ii) the holder of the REMIC Loan, and (iii) the lessor under the Ground Lease.

                  (ee) Other Documents. Such other documents relating to the transactions contemplated hereby as the Lender or counsel to the Lender may reasonably request.

                  6.02 Initial and Subsequent Loans. The obligation of the Lender to make any Loan to the Borrower upon the occasion of each borrowing hereunder (including the initial borrowing) is subject to the further conditions precedent that:

                  (a) Default. Both immediately prior to such Loan and also after giving effect thereto, no Default shall have occurred and be continuing.

                  (b) Representations. The representations and warranties made by the Borrower in Section 7 and in the other Loan Documents shall be true and complete in all material respects on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date.

                  (c)      Recording Taxes.

                           (i) The Borrower shall have paid all mortgage, mortgage recording and intangible taxes payable (if any) in each jurisdiction in which any Collateral Property is located and shall have delivered to the Lender, at commercially reasonable cost, any and all supplemental or additional mortgages, in form and substance satisfactory to the Lender (or otherwise containing terms and conditions substantially similar to those contained in the then existing applicable Jurisdictional Capped Mortgages in existence on the date hereof), as may be reasonably required by the Lender in connection with such Loan to better perfect the Lender's security interests in then-existing Collateral Properties.

                           (ii) Without limiting the generality of the foregoing, and notwithstanding anything to the contrary contained in any Mortgage, the Borrower and the Lender specifically acknowledge and agree that, to the extent there has been a payment of principal in connection with the Loans which results in the aggregate outstanding principal amount of the Loans being less than the aggregate maximum principal amount of the Loans secured by any particular Jurisdictional Capped Mortgage (whether or not such aggregate outstanding principal amount of the Loans was originally less than the aggregate maximum principal amount of the Loans secured by such Jurisdictional Capped Mortgage prior to such payment), then (A) the Borrower may thereafter be required to pay additional mortgage recording taxes in connection with any future advance or re-advance pursuant to this Agreement if necessary under applicable law for the Jurisdictional Capped Mortgages in existence at or prior to such advance or re-advance to secure, in accordance with applicable law, the amount of such advance or re-advance up to the aggregate maximum original principal amount secured by such Jurisdictional Capped Mortgage(s), and (B) if and to the extent that the Lender reasonably determines that any such additional mortgage recording taxes are so due and payable in connection with any such future advance or re-advance, the Borrower shall pay such additional mortgage recording taxes to the appropriate governmental taxing authorities, and shall duly execute and deliver to the Lender any and all supplemental or additional mortgages and consolidation agreements in form and substance reasonably satisfactory to the Lender (or otherwise containing terms and conditions substantially similar to those contained in the then existing applicable Jurisdictional Capped Mortgages in existence on the date hereof) as may be reasonably required by the Lender in connection therewith.

                           (iii) As used herein, "Jurisdictional Capped
         Mortgages" shall collectively mean, for each state, all of the Mortgage(s) now or hereafter covering Collateral Property located in such state (and, if the Borrower requests, separate Jurisdictional Capped Mortgages for each such Collateral Property) which secure a maximum original principal amount of indebtedness which is less than the Commitment, whether for the purpose of limiting the debt secured by such Mortgage and the mortgage recording taxes payable in connection therewith or otherwise with the Lender's approval, which will not be unreasonably withheld; and the "aggregate maximum principal amount of the Loans secured by any such Jurisdictional Capped Mortgage(s)" shall mean the aggregate maximum original principal amount of the Loan secured by all of the Mortgages covering Collateral Property in such state, as specified in such Mortgages.

                  (d) Title Updates. With respect to Loans other than the Initial Loans, if requested by the Lender (and, in determining whether or not to make such request, the Lender shall consider, among other things, the magnitude of such Loan and the length of time since the previous title continuations), the Lender shall have received a notice of title continuation and an endorsement to each of the existing title insurance policies covering the Collateral Properties insuring that since the making of the last Loan there has been no change in the state of title or priority of the Lender's Lien and no survey exceptions not theretofore approved by the Lender, together with other evidence satisfactory to the Lender that no mechanic's liens or other Liens have been filed and remain filed with respect to the Collateral Properties, which endorsement shall have the effect of (i) updating the date of the existing title insurance policies covering the Collateral Properties to the date of the making of such Loan and insuring that the priority of the Lender's Lien is not subject to any intervening liens arising between the date of the existing title policies and the date of the making of such Loan and (ii) increasing (subject to any existing tie-in endorsements) the coverage of the existing title insurance policies by an amount equal to the amount of the Loan then being made, together with, as may be required by the Lender, such reinsurance schedules and agreements in respect of all existing title insurance policies for the Collateral Properties in amounts and otherwise in form and substance satisfactory to the Lender and executed by the Title Companies; provided that with respect to Collateral Properties located in the State of Texas (and other states with similar statutory or regulatory prohibitions) the Borrower shall not have any obligation to deliver such notice of title continuation or endorsement for any such Collateral Property but shall deliver to the Lender in lieu thereof a clean abstract issued by the Title Company or letter from the Title Company in form and substance reasonably satisfactory to the Lender indicating that there does not exist any unreleased Lien on any such Collateral Property on the date of the making of such Loan and indicating that the state of title and priority of the Lender's Lien with respect to such Collateral Property on the date of the making of such Loan have not been impaired from the state of title and priority of the Lender's Lien since the making of the last Loan. Lender shall have also received such updates relating to the tie-in endorsement(s) relating to such title policies as the Lender may reasonably request.

                  (e) Available Amount. Immediately after giving effect to such Loan and the concurrent acquisition (if any) of a Collateral Property, the aggregate outstanding principal balance of the Loans shall not be more than the Available Amount (determined as of the date of such borrowing).

                  (f) Accommodation Documents. The Borrower shall have executed and delivered to the Lender such documents and agreements and taken such action including executing such amendments or supplements to the Loan Documents, which in the sole but reasonable discretion of the Lender, are necessary so that the Lender shall not (in the sole discretion of the Lender) be required to qualify to do business in or obtain any licenses or authorization in any jurisdiction in which any Collateral Property is or will be located (after giving effect to such Loan).

                  (g) Fees and Expenses. (1) All fees and expenses payable to the Lender, including the fees and expenses referred to in Sections
         2.04 and 10.03, to the extent then due and payable, shall have been (or contemporaneously are being) paid in full and (2) all title premiums and other title and survey charges shall have been (or contemporaneously are being) paid in full.

                  (h) Officer's Certificate. A certificate of a senior officer of the Borrower certifying that to the best of his/her knowledge after due inquiry the conditions set forth in clauses (a), (b) and (e) of this Section 6.02 are satisfied.

                  (i) Other Documents. Such other documents relating to such transactions as the Lender may reasonably request.

                  6.03 Acquisition Loans. The obligation of the Lender to make any Acquisition Loan to the Borrower is subject to the conditions precedent that:

                           (a) The Borrower shall have complied in all material
respects with all of the conditions precedent listed (i) in clauses (b), (c),
(e), (g), (h), (i), (k), (m), (n), (q), (r), (y), (z), (aa) and (ee) of Section
6.01 with respect to the Collateral Property being acquired as if such Acquisition Loan were an Initial Loan and the Collateral Property being acquired were an Initial Property or the "Initial Properties", as such terms are used in
Section 6.01; (ii) in clauses (a) and

(d) of Section 6.01 if any changes therein have occurred since last delivered; and (iii) in Sections 2.07 and 6.02; provided, however, that the forms of documentation delivered in connection with the foregoing shall be deemed satisfactory if substantially in the same form as for the Initial Loan (with such changes as may be necessary to reflect different facts or legal requirements);

                           (b) The Borrower shall have obtained and delivered to
the Lender estoppel certificates from such tenants at such Collateral Property as the Lender shall reasonably require, in a form reasonably acceptable to the Lender; and

                           (c) The Borrower shall have executed, acknowledged
and delivered to the Lender amendments to each of the Loan Documents, in form and substance satisfactory to the Lender, incorporating the Loan and the Collateral Property in question therein, except to the extent that a failure to so amend would not result in a Material Adverse Effect.

                  6.04 Expansion Loans. The obligation of the Lender to make Loans for expansion purposes is subject to the conditions precedent set forth in
Section 6.02 (including Section 6.02(e)), but shall not be subject to the provisions of Section 2.07 or Section 6.03, irrespective of whether such expansions involve (i) the purchase of property neighboring a Property for the purpose of expanding such Property, and constructing an expansion thereon, or
(ii) the construction of an expansion on an existing Property within the boundaries of such Property or (iii) the acquisition or construction of any other property for expansion purposes; provided that the Property NOI from such expansion shall not be included in the Property NOI of the Properties (for purposes of determining the Available Amount or otherwise) unless or until a Mortgage shall have been recorded against the property that contains such expansion and Borrower shall have complied with the other conditions set forth in Section 6.03 with respect thereto.

                  6.05 Additional Loans. The obligation of the Lender to make an Additional Loan with respect to either of the Additional Properties is subject to the fulfillment by the Borrower in all material respects of all of the conditions precedent listed (i) in clauses (b), (c), (e), (g), (h), (i) and (k) through (bb) of Section 6.01 with respect to such Additional Property as if such Additional Loan were an Initial Loan and such Additional Property were an Initial Property or the "Initial Properties" as such terms are used in Section
6.01 (and, to the extent applicable, with respect to the Borrower's leasehold title in the case of the Additional Property in Alabama); (ii) in clauses (a) and (d) of Section 6.01 if any changes therein have occurred since last delivered; and (iii) in Section 6.02; provided, however, that the forms of documentation delivered in connection with the foregoing shall be deemed satisfactory if substantially in the same form as for the Initial Loan (with such changes as may be necessary to reflect different facts or legal requirements).

                           Section 7. Representations and Warranties. The
Borrower represents and warrants to the Lender that:

                  7.01 Corporate Existence. The Borrower: (a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its organization; (b) has all requisite power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

                  7.02 Financial Condition. The financial statements delivered to the Lender pursuant to Section 6.01(l) fairly present the financial condition and results of operations of the Borrower on the dates and for the periods covered thereby. Since the date of the most recent of such financial statements, there has been no material adverse change in the financial condition or operations of the Borrower from that set forth in such financial statement.

                  7.03 Litigation. Except as disclosed to the Lender in writing prior to the date of this Agreement, there are no legal or arbitral proceedings or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Borrower) threatened against the Borrower or any of its Subsidiaries which, if adversely determined, could have a Material Adverse Effect.

                  7.04 No Breach. None of the execution and delivery of this Agreement or any other Loan Document, the consummation of the transactions herein and therein contemplated and compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent (except such consents as have been obtained) under, the charter or by-laws of the Borrower, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Borrower or any of its Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Lien arising under the Security Documents) result in the creation or imposition of any Lien upon any of the revenues or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

                  7.05 Corporate Action. The Borrower has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Loan Documents; the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents have been duly authorized by all necessary corporate action on its part; and each of this Agreement and the other Loan Documents has been duly and validly executed and delivered by the Borrower and constitutes, and the Note when executed and delivered for value will constitute, its legal, valid and binding obligation, enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights in general and to general principles of equity.

                  7.06 Approvals. Except for the recording or filing of the Security Documents as contemplated by this Agreement, no authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Borrower of this Agreement and the other Loan Documents or for the validity or enforceability thereof.

                  7.07 Use of Loans. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock and no part of the proceeds of any Loan hereunder will be used to buy or carry any margin stock.

                  7.08 ERISA. The Borrower and the ERISA Affiliates have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or any Plan or Multiemployer Plan (other than to make contributions in the ordinary course of business).

                  7.09 Taxes. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by them; except such taxes which are being contested in good faith and by proper proceedings and against which adequate reserves are being maintained as required by Section 8.03. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate. Except as otherwise disclosed to the Lender in writing, there are not presently pending any special assessments against the Collateral or any part thereof.

                  7.10 Investment Company Act. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  7.11 Hazardous Materials. To the best of the Borrower's knowledge, after due inquiry and investigation, except as disclosed in Schedule D hereto or in any environmental reports or audits furnished to the Lender pursuant hereto, the Borrower and its Subsidiaries have obtained all permits, licenses and other authorizations which any of them is required to obtain under all Environmental Laws, and the Borrower and its Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder. In addition, except as disclosed in Schedule D hereto or in any environmental reports or audits furnished to the Lender pursuant hereto:

                  (a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and, to the best of the Borrower's knowledge, no investigation or review is pending or threatened, by any governmental or other entity with respect to any alleged failure by the Borrower or any of its Subsidiaries to have any permit, license or authorization required in connection with the conduct of the business of the Borrower or any of its Subsidiaries with respect to any generation, treatment, storage, recycling, transportation, release or disposal, or any release as defined in 42 U.S.C. ss. 9601(22), of any substance regulated under Environmental Laws ("Hazardous Materials") generated by the Borrower or any of its Subsidiaries.

                  (b) Neither the Borrower nor any of its Subsidiaries has handled any Hazardous Materials on any property now owned or leased by it to an extent that it has, or may reasonably be expected to have, a Material Adverse Effect.

                  (c) No polychlorinated biphenyls are, to the best of the Borrower's knowledge, present at any property now owned or leased by the Borrower or any of its Subsidiaries.

                  (d) To the best of the Borrower's knowledge, no asbestos is present at any property now owned or leased by the Borrower or any of its Subsidiaries, except for asbestos that is not in friable condition and does not violate Environmental Law.

                  (e) There are no underground storage tanks, active or abandoned, at any property now owned or leased by the Borrower or any of its Subsidiaries, except for tanks that are in compliance with Environmental Law.

                  (f) To the best of the Borrower's knowledge, no Hazardous Materials have been released, at, on or under and continue to affect any property now owned or leased by the Borrower or any of its Subsidiaries.

                  (g) To the best of the Borrower's knowledge, neither the Borrower nor any of its Subsidiaries has transported or, to the best of the Borrower's knowledge, arranged for the transportation of, any Hazardous Material to any location which is listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or, to the Borrower's knowledge, other investigations which may reasonably be expected to lead to claims against the Borrower or any of its Subsidiaries for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

                  (h) No oral or written notification of a release of a Hazardous Material has been filed by or on behalf of the Borrower or any of its Subsidiaries and no property now owned or leased by the Borrower is listed or proposed for listing on the National Priority List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

                  (i) To the best of the Borrower's knowledge, (i) there are no Liens arising under or pursuant to any Environmental Laws on any of the real property or properties owned or leased by the Borrower or any of its Subsidiaries, and (ii) no government actions have been taken or are in process which could subject any of such properties to such Liens and
         (iii) neither the Borrower nor any of its Subsidiaries is required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned or leased by it in any deed to such property.

                  (j) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of the Borrower or any of its Subsidiaries in relation to the Borrower's period of ownership of the Initial Collateral Properties or the Additional Properties which have not been made available to the Lender.

                  7.12 Equal Employment and Non-Discrimination. The Borrower and its Subsidiaries have received no notice that they have not complied with all applicable federal, state and local legal requirements regarding equal employment opportunity and non-discrimination (including the requirements of Executive Order 11246).

                  7.13 Title. The Borrower is the sole beneficial owner of, and has good and marketable title to, all of the tangible property and assets reflected as owned by it in the financial statements referred to in Section 7.02 and good and valid leasehold interests in all properties held under lease, and none of such properties or assets will be subject to any Lien (other than Permitted Liens). The Borrower has good and marketable title to all of the Collateral, free and clear of all Liens, other than Permitted Liens. FSA is the sole beneficial owner of, and has good and marketable title to, all of the FSA Properties, free and clear of all Liens, other than Liens securing the REMIC Loan and other Permitted Liens.

                  7.14 Ownership; REIT Status. The Borrower currently qualifies and is taxed as a real estate investment trust under Subchapter M of the Code, and FSA currently qualifies as a "Qualified REIT Subsidiary" (as defined in such Subchapter M). The Borrower is the owner of all of the issued and outstanding capital stock of FSA, all of which capital stock has been validly issued, is fully paid and nonassessable and is owned by FSA free and clear of all assignments, pledges and security interests (other than a security interest in favor of the Lender) and free and clear of all warrants, options and rights to purchase. Neither the Borrower nor FSA has any obligation to any Person to purchase or repurchase any ownership interest in it.

                  7.15 Conditions of Properties. To the best of the Borrower's knowledge, except as set forth in the Property Condition Reports provided to the Lender, the buildings, structures and improvements included on or within each of the Properties are structurally sound, free of material damage and waste, and in good repair, and all mechanical, electrical, heating, air conditioning, drainage, sewer, water and plumbing systems are in proper working order. The Borrower has performed the repairs and other work that is described as having been performed in Schedule J hereto.

                  7.16 Solvency. None of the transactions contemplated by the Loan Documents will be or have been made with an actual intent to hinder, delay or defraud any present or future creditors of the Borrower, and the Borrower is not and will not be rendered insolvent by such transactions or will have received fair and reasonably equivalent value in good faith for the grant of the Liens created by the Security Documents. The Borrower is able to pay its debts as they become due, including contingent obligations reasonably likely to become due.

                  7.17 REMIC Loan. The outstanding principal balance of the REMIC Loan is $92,790,091 as of the Closing Date. The Borrower has delivered to Lender true and complete copies of all of the material REMIC Loan Documents (as amended to date). Neither the Borrower nor FSA has received any notice of any, and to the best of the Borrower's knowledge there exists no, default, and no event or circumstance which, with notice or the passage of time, or both, would constitute a default, that has occurred and is continuing under the REMIC Loan Documents.

                  7.18 Insurance. Each Collateral Property is covered by insurance of the type and in the amounts and provided by the carriers required by the Mortgage encumbering such Collateral Property. Each FSA Property is covered by insurance of the type and in the amounts and provided by the carriers required by the REMIC Loan Documents.

                  7.19 Lien Priority. The Mortgages will constitute valid, subsisting and enforceable first priority Liens and perfected security interests on the Borrower's interests in the Collateral Properties, including all buildings and fixtures owned by the Borrower which constitute part of such Collateral Properties under applicable law, and all additions, alterations and replacements made at any time with respect to the foregoing, subject only to Permitted Liens.

                  7.20 Improvements. Except as disclosed in the surveys or title insurance policies delivered to Lender hereunder, to the best of the Borrower's knowledge, based on such surveys and policies, all improvements comprising a portion of any Collateral Property lie wholly within the boundary and building restriction lines of such Collateral Property and no improvements on adjoining properties encroach upon any Collateral Property in any respect.

                  7.21 Condemnation. There is no proceeding pending or, to the best of the Borrower's knowledge, threatened, for the total or partial taking of any Property.

                  7.22 Zoning and Other Laws. Each Property and the use and operation thereof, separate and apart from any other properties, constitutes a legal use under applicable zoning regulations and complies in all material respects with all applicable requirements of law and all applicable insurance requirements, and complies with the applicable provisions of the Americans with Disabilities Act and all applicable regulations issued thereunder and each similar applicable state law and regulation.

                  7.23 No Management Agreement. As of the date hereof, the Borrower is not a party to and is not bound by any Management Agreement relating to any of the Collateral Properties and is not otherwise obligated to pay any property management or similar fees to any third party. If the Borrower shall be a party to or bound by any Management Agreement relating to any of the Collateral Properties on any other date when the representations and warranties in this Section 7 are required to be remade, then the Borrower shall have made available to the Lender true and correct copies of such Management Agreements and all amendments thereto.

                  7.24 Contracts. Schedule E sets forth a description of each contract or other agreement (including all amendments thereto) to which the Borrower or any Affiliate thereof is a party which is material to the value, operation or legality of any Property other than any such contract or agreement which may be terminated on thirty days' or less notice and without any material penalty, or which does not require the payment of money by the Borrower in excess of $50,000 per year. The information set forth in such Schedule is correct and complete in all material respects as of the date hereof. A correct and complete copy of each contract or other agreement and management agreement (including all such amendments) specified on Schedule E has been provided to the Lender and each thereof is unmodified (except as set forth on Sched ule E) and in full force and effect, and neither the Borrower nor, to the best of the Borrower's knowledge, any other party to any thereof is in default thereunder.

                  7.25 Permits. Except for permits relating to Hazardous Materials (which are provided for in Section 7.11(a)), there has been issued in respect of each Property all permits and governmental approvals necessary or required to own, operate, use and occupy such Property in the manner currently operated. Each such permit is in full force and effect and the Borrower has not received any notice of violation or revocation thereof. No other permits are required from any governmental entity in order to operate such Property as it is now operated.

                  7.26 Utilities. The Borrower has not received any notice of actual or threatened reduction or curtailment of any utility service now supplied to any Property.

                  7.27 Certificates of Occupancy. The Borrower has not received any notice of actual or threatened cancellation or suspension of any currently existing certificate of occupancy for any portion of any Property and all such certificates of occupancy are in full force and effect.

                  7.28 Assessments. Except as otherwise disclosed to the Lender in writing, the Borrower has not received any notice of actual or threatened special assessments or reassessments of any Property which is not reflected on financial information previously provided to Lender.

                  7.29 Ground Lease. The Borrower has delivered to Lender a true and complete copy of the Ground Lease. The Ground Lease is unmodified (except as permitted hereunder) and in full force and effect. The Borrower is not, and, to the best of the Borrower's knowledge, the lessor under the Ground Lease is not, in default under the Ground Lease.

                  7.30 Leases. Except for leases with tenants listed as "SNDA Tenants" on Schedule I hereto, all leases affecting each Initial Collateral Property are, by their terms, subject and subordinate to the Mortgage covering such Property as provided in the standard lease forms approved by the Lender. Each tenant at an Initial Collateral Property whose lease departs from such provision in such standard lease form and requires Lender to execute and deliver, as a condition to such subordination, a non-disturbance agreement with respect thereto is listed as a "SNDA Tenant" on Schedule I hereto.

                  7.31 Out-Parcels. None of the Eligible Out-Parcels (which has not been released pursuant to Section 8.05) generates any revenue or income.

                  7.32 VF Agreement. The Borrower has delivered to the Lender a true and complete copy of the VF Agreement (exclusive of exhibits and schedules other than Schedule 4.15) and all amendments and supplements thereto.

                  Section 8. Covenants of the Borrower. The Borrower agrees that so long as the Commitment is in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder:

                  8.01 Financial Statements. The Borrower shall deliver or cause to be delivered to the Lender:

                           (a) as soon as available and in any event within 40 days after the end of each quarter, unaudited statements of income, retained earnings and changes in financial position (or of cash flow, as the case may be) of the Borrower and FSA for such quarter and for the period from the beginning of the respective fiscal year to the end of such period, and the related balance sheet as at the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a senior financial officer of the Borrower, which certificate shall state that said financial statements fairly present the financial condition and results of operations, as the case may be, of the Borrower and FSA, as at the end of, and for, such period (subject to normal year-end audit adjustments);

                           (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, consolidated and consolidating statements of income, retained earnings and changes in financial position of the Borrower and its Consolidated Subsidiaries for such year and the related consolidated and consolidating balance sheets as at the end of such year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year, prepared in accordance with GAAP and accompanied by an unqualified opinion thereon of one of the six largest accounting firms in the United States or other independent certified public accountants of recognized national standing acceptable to the Lender, which opinion shall state that said consolidated and consolidating financial statements fairly present the consolidated and consolidating financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as at the end of, and for, such fiscal year;

                           (c) promptly upon their becoming available, copies of all registration statements and regular periodic reports, including 10K's, 10Q's, 8K's, and annual reports, which the Borrower or FSA shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

                           (d) promptly upon the mailing thereof to the shareholders of the Borrower generally, or made available generally to the public, copies of all financial statements, reports, proxy statements and press releases so mailed or made available;

                           (e) as soon as possible, and in any event within ten days after the Borrower knows or has reason to know that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by a senior financial officer of the Borrower setting forth details respecting such event or condition and the action, if any, which the Borrower or any ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition):

                           (i) any reportable event, as defined in Section
                  4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code);

                           (ii) the filing under Section 4041 of ERISA of a
                  notice of intent to terminate any Plan or the termination of any Plan;

                         (iii) the institution by PBGC of proceedings under
                  Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                          (iv) the complete or partial withdrawal by the
                  Borrower or any ERISA Affiliate under Section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to
                  Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; and

                           (v) the institution of a proceeding by a fiduciary of
                  any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

                           (f) promptly after the Borrower knows that any Default has occurred, a written notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as reasonably practicable, a description of the action that the Borrower has taken and proposes to take with respect thereto;

                           (g) as soon as available but in any event within 20 days after the end of each calendar month, a report (certified by a senior financial officer of the Borrower) setting forth for each
         Property: (i) a profit and loss statement and income statement, (ii) a detailed statement of operations (including an analysis on a month-to-month and year-to-date basis showing and explaining any variance between the results of actual operations and the projected results of operations), and (iii) a detailed calculation of Property NOI for such Property;

                           (h) as soon as available and in any event within 20 days after the end of each calendar month, operating statements showing all elements of income and expenses for the operation of each Property, occupancy rates, rent rolls (identifying the leased premises, names of all tenants, units leased, monthly rental and all other charges payable under each lease, date to which paid, term of lease, date of occupancy, date of expiration, any and every material special provision, concession or inducement granted to tenants) and a delinquency report for each Property and such other relevant information with respect to each Property as reasonably requested by the Lender, in each case certified by a senior financial officer of the Borrower;

                           (i) promptly upon receipt thereof, copies of all reports and information delivered under the Management Agreements (if any); and

                           (j) as soon as available and in any event within 25 days after the end of each calendar quarter a compilation of sales reports furnished during or in respect of such quarter to the Borrower by tenants at the Properties; and

                           (k) from time to time such other reasonable information regarding the business, affairs or financial condition of the Borrower, FSA or any of their respective Subsidiaries (including any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) and such additional statements, reports, projections, budget and other information regarding any Property or the Collateral as the Lender may reasonably request.

The Borrower will furnish to the Lender, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the Borrower (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Borrower has taken and proposes to take with respect thereto) and (ii) setting forth in reasonable detail the Available Amount and computations necessary to determine whether the Borrower is in compliance with Section 8.15, at the end of the respective quarterly period or fiscal year.

                  8.02 Litigation, Etc. The Borrower will promptly give to the Lender notice of (i) all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect to such legal or other proceeding affecting the Borrower or FSA, except proceedings which (A) if adversely determined, would not have a Material Adverse Effect (taking into account the applicable insurance coverage) or (B) the Borrower reasonably determines to be without merit and actively defends and (ii) any notice by any public authority of its intention to acquire any Property of the Borrower or any portion thereof.

                  8.03 Corporate Existence, Etc. The Borrower will, and will cause FSA to, preserve and maintain its corporate existence and all of its material rights, privileges and franchises; comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements would have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; maintain all of its properties used or useful in its business in good working order and condition, ordinary wear and tear excepted; and permit representatives of the Lender, during normal business hours and upon reasonable prior notice, and consistent with the rights of tenants under their leases, to examine, copy and make extracts from its books and records, to inspect its properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Lender. The Borrower will continue to qualify and be taxed as a real estate investment trust under Subchapter M of the Code and listed on the New York

Stock Exchange, NASDAQ or the American Stock Exchange; and will cause FSA to continue to qualify as a "Qualified REIT Subsidiary" (as defined in such Subchapter M).

                  8.04 Insurance. The Borrower will, and will cause FSA to, keep insured by financially sound and reputable insurers all property of a character usually insured by entities engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such entities and carry such other insurance as is usually carried by such entities.

                  8.05  Prohibition of Fundamental Changes and Transfers.

                  (a) Without the prior written consent of the Lender, the Borrower will not enter into, or permit FSA to enter into, any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). Except as otherwise permitted in this Agreement, the Borrower will not convey, sell, transfer or otherwise dispose of any Collateral Property or the Collateral, and will not permit FSA to convey, sell, transfer or otherwise dispose of any FSA Property, without the prior written consent of the Lender. The Borrower will not, as landlord, lease all or substantially all (as an entirety) of any Collateral Property, and will not permit FSA, as landlord, to lease all or substantially all (as an entirety) of any FSA Property, without the prior written consent of the Lender (except as permitted under Section 8.07).

                  (b) Notwithstanding the provisions of Section 2.08 or 8.05(a), the Borrower shall have the right, from time to time, to convey, free and clear of the Lien of the Security Documents, without payment of a Release Amount, one or more of the Eligible Out-Parcels, in a bona-fide, arms-length sale or ground lease of such Eligible Out-Parcel(s) to a purchaser that is not a Related Person of the Borrower (a "Third Party Sale"), and the Lender shall execute, acknowledge and deliver a Release of any such Eligible Out-Parcel being so sold and conveyed within ten Business Days after receipt of the Borrower's written request for such Release; provided (i) such request shall refer to this Section, identify such Eligible Out-Parcel and be accompanied by a counterpart of such Release in form for execution by the Lender, (ii) no Default shall have occurred and be continuing as of the date of such request and the Borrower shall have delivered to the Lender a certificate of a senior officer of the Borrower confirming such fact and certifying that such sale qualifies as a Third-Party Sale, (iii) no Default shall have occurred and be continuing as of the date of such Release, and (iv) Lender shall have received such assurance as it shall reasonably require that the portion of the Collateral Property not being conveyed will not be adversely affected by such conveyance (including, without limitation, assurance that such Collateral Property will constitute a separate legal parcel and tax lot, in compliance with all zoning and other legal requirements, with undiminished legal access to public roads, and will not be affected by any Liens that are not Permitted Liens).

                  (c) Notwithstanding the provisions of Section 2.08 or 8.05(a), Lender shall not unreasonably withhold its consent to the conveyance by the Borrower, free and clear of the

Lien of the Security Documents, without payment of a Release Amount, of a portion of a Collateral Property for the benefit of such Collateral Property, such as the dedication of a road to public use; provided such portion does not contain (and the ownership thereof by the Borrower is not integral to) an income-producing improvement.

                  (d) Notwithstanding the provisions of Section 8.05(a), Lender shall not unreasonably withhold its consent to the conveyance of the Collateral Properties, subject to the Mortgages and the other Security Documents, to Qualified REIT Subsidiaries, provided (i) such conveyances do not adversely affect or impair the Lender's security or its rights or remedies under the Loan Documents, (ii) if requested by the Lender, the Borrower shall pledge the stock of such Qualified REIT Subsidiaries to the Lender as additional Collateral, and
(iii) the Borrower and such Qualified REIT Subsidiaries execute and deliver to the Lender such agreements and other documents as the Lender shall reasonably require in connection therewith.

                  8.06 Limitation on Liens. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of their Properties, assets or revenues, whether now owned or hereafter acquired, except the following ("Permitted Liens"):

                  (a) Liens imposed by any governmental authority for taxes, assessments or charges not yet delinquent or which are being contested in good faith and by appropriate proceedings (and, with respect to the Borrower and the Collateral Properties, in accordance with the Mortgages relating thereto) if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days after the Borrower's receipt of notice thereof or which are being contested in good faith and by appropriate proceedings (and, with respect to the Borrower and the Collateral Properties, in accordance with the Mortgages relating thereto);

                  (c) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds, bonds to secure construction of improvements and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or the owner of the affected Property;

                  (f) Liens on the Collateral arising or permitted to exist under the Loan Documents and Liens set forth in any title policies covering the Properties;

                  (g) Liens on the FSA Properties arising or permitted to exist under the REMIC Loan Documents;

                  (h) any extension, renewal or replacement of the foregoing, provided, however, that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or property (other than a substitution of like property); and

                  (i) any Lien that the Lender expressly approves, which approval shall not be unreasonably withheld in the case of a Lien granted by the Borrower or a Subsidiary that is not in the nature of a Lien on real property granted to secure Indebtedness.

                  8.07  Leasing.

                  (a) The Borrower shall not, without the prior written consent of the Lender, which will not be unreasonably withheld, (i) enter into, modify, amend or terminate any Lease (as such term is defined in the Mortgages) that covers more than 20,000 rentable square feet of space in a Collateral Property or more than 20% of the aggregate rentable square feet of space in a Collateral Property, or (ii) terminate, reduce or postpone any amount payable by the tenant under, or shorten the term of, any Lease of space in a Collateral Property unless such action does not materially adversely affect the value of such Collateral Property (after taking into account any planned alternative use of such space, in the case of a Lease termination). If the Lender fails to respond to a request for consent under this Section 8.07 within ten Business Days, such consent shall be deemed to have been granted.

                  (b) The Borrower shall use diligent, good faith efforts to obtain and deliver to the Lender, within 120 days after the date hereof, subordination, non-disturbance and attornment agreements in substantially the form previously approved by the Lender or otherwise in form and substance reasonably satisfactory to Lender, executed by each of the tenants of the Properties that is identified as an "SNDA Tenant" on Schedule I hereto.

                  8.08 Business. Without the Lender's consent, which shall not be unreasonably withheld, the Borrower shall not, and shall not cause or permit any of its Subsidiaries to, conduct or engage in any business or activity other than the acquisition, ownership, development, construction, leasing, operation and management of factory outlet centers, community retail centers and other retail properties, and activities (including ancillary office use) incidental or related thereto.

                  8.09 Dividend Payments. Without the Lender's prior written consent, the Borrower will not declare or make any Dividend Payment at any time that an Event of Default that could be cured by the payment of money shall have occurred and be continuing or at any time that the Borrower shall fail to comply with Section 8.15. In determining whether to give or withhold such consent, the Lender shall take into account any detrimental affect that the failure to make such Dividend Payment might have on the Borrower's qualification as a real estate investment trust.

                  8.10 REMIC Loan. The Borrower shall cause FSA to perform and observe all of FSA's covenants and obligations under the REMIC Loan Documents in accordance with the terms thereof. The Borrower shall not permit any modification, supplement or refinancing of the REMIC Loan or any of the REMIC Loan Documents, with the prior written consent of the Lender, which will not be unreasonably withheld.

                  8.11 Transactions with Affiliates. Except as expressly permitted by this Agreement, the Borrower will not, and will not permit FSA to, directly or indirectly enter into any transaction directly or indirectly with or for the benefit of an Affiliate, unless the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrower or FSA as the monetary or business consideration which would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

                  8.12 Use of Proceeds. The Borrower will use the proceeds of the Loans hereunder solely (i) to repay indebtedness outstanding on the date hereof, (ii) to cause the assignment to the Lender of the Existing Loan, (iii) to purchase or refinance the purchase of Acquisition Properties, (iv) to pay the cost of expanding the Properties, (v) to pay transaction costs associated with the foregoing, and (vi) for general corporate purposes; provided that the Lender shall not have any responsibility as to the use of any of such proceeds; and provided further that a portion of the Initial Loan shall be used to pay in full the obligations of the Borrower owing to VF Factory Outlet, Inc. ("VF") pursuant to Section 4.14 of that certain Asset and Real Estate Purchase Agreement dated April 16, 1993 (the "VF Agreement"), and Section 46 of each of the Leases to which VF is a party (collectively, the "VF Leases"), the amount of which obligations the Borrower represents and warrants to be in the amount of $2,016,000 plus interest.

                  8.13 Ground Lease. The following provisions shall be applicable if the Additional Property in Alabama becomes a Collateral Property:

                  (a) Except as required pursuant to Section 8.13(b), or in connection with the Borrower's acquisition of fee title to the premises demised under the Ground Lease (and the concurrent spreading of the lien of the related Mortgage to such fee title), the Borrower shall not modify, amend, terminate, surrender or waive any of its rights or options under the Ground

Lease, and shall perform and observe all of the terms and conditions of the Ground Lease to be performed and observed by it thereunder and do all things necessary to preserve and maintain its right, title and interest as lessee thereunder in full force and effect.

                  (b) The Borrower shall use diligent good faith efforts to cause the Ground Lease to be modified by an amendment substantially in the form heretofore approved by the Lender within 120 days after the date hereof. Unless and until the Ground Lease is so modified, and an executed original of such amendment is delivered to the Lender, the Lender shall have the right, in its sole discretion (i) to deem the Available Amount to have been reduced by an amount equal to the sum of (A) the amount (the "Option Amount") required under the Ground Lease to acquire fee title to the premises demised thereunder, pursuant to the purchase option contained therein (the "Option"), plus (B) the amount by which the Available Amount would be reduced if the Borrower were to own such fee title (as a result of the increase in Property Expenses attributable to the amount by which annual real estate taxes on such premises would exceed annual rent under the Ground Lease), and (ii) if an Event of Default shall have occurred and be continuing, (A) to exercise the Option on behalf of the Borrower, (B) to cause the lessor under the Ground Lease to convey fee title to such premises to the Borrower in accordance with the Option, and
(C) to disburse the Option Amount to the lessor under the Ground Lease, on behalf of the Borrower, as an advance of the Loan (in which event the lien of the Mortgage covering the Ground Lease will be spread to cover such fee title). The Borrower hereby irrevocably constitutes and appoints the Lender as the attorney-in-fact for the Borrower, with full power and authority to act in its name and on its behalf in order to carry out the provisions of the foregoing clause (ii). Such power of attorney is a special power of attorney, coupled with an interest, but shall terminate upon the earlier of (x) the payment in full of the Loan and all of the Borrower's obligations under the Loan Documents or (y) the execution and delivery of the Ground Lease amendment pursuant to this
Section 8.13(b).

                  8.14  Deferred Maintenance.

                  (a) The Borrower shall perform the repairs and deferred maintenance at the Initial Collateral Properties described in Schedule J hereto (the "Required Repairs"). The Borrower shall complete each of the Required Repairs on or before the deadline for same set forth on Schedule J. Amounts hereafter deposited with the Lender pursuant to this Section 8.14 (the "Required Repair Fund") with respect to Acquisition Properties shall be held by the Lender in an account or subaccount (the "Required Repair Account") in the Lender's name at Centura Bank or another financial institution selected by the Lender in its sole discretion and shall be invested in Permitted Investments; and earnings thereon shall be added to the Required Repair Fund.

                  (b) The Borrower hereby pledges, assigns and grants a security interest to the Lender, as security for payment of all sums due in respect of the Loan and the performance of all other terms, conditions and covenants of the Loan Documents on the Borrower's part to be paid and performed, all of the Borrower's right, title and interest in and to the Required Repair Fund and the Required Repair Account. The Borrower shall not, without obtaining the prior written consent of the Lender, further pledge, assign or grant any security interest in the Required Repair Fund or the Required Repair Account or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming the Lender as the secured party, to be filed with respect thereto.

                  (c) The Lender shall disburse to the Borrower Required Repair Funds (if any) in the Required Repair Account upon satisfaction by the Borrower of each of the following conditions: (i) the Borrower shall submit to the Lender a written request for payment at least five Business Days prior to the date on which the Borrower requests such payment to be made, (ii) on the date such request is received by the Lender and on the date such payment is to be made, no Default or Event of Default shall exist and remain uncured, (ii) the Lender shall have received a certificate from a responsible officer of the Borrower (A) indicating that, to the best of his or her knowledge, one or more Required Repairs have been completed (1) in a good and workmanlike manner, and (2) in accordance with all applicable legal requirements, such certificate to be accompanied by a copy of each license, permit or other approval required by any governmental authority in connection such Required Repairs, (B) identifying each Person in privity with the Borrower that supplied materials or labor in connection with such Required Repairs and (C) stating that each such Person has been (or will with such requested payment be) paid in full, such certificate to be accompanied by a copy of appropriate lien waivers or other evidence of payment satisfactory to the Lender, (iv) at the Lender's option, a title search for the relevant Collateral Property indicating that such Collateral Property is free from all liens, claims and other encumbrances not previously approved by the Lender, and (v) the Lender shall have received such other evidence it shall reasonably request that such Required Repairs have been completed and have been or will be paid for. The Lender shall be required to make only one disbursement per month from the Required Repair Account and such disbursement shall be made only upon satisfaction of each condition contained in this Section 8.14(c). Upon completion of all Required Repairs in accordance with the terms hereof, the Lender shall disburse to the Borrower any amounts then remaining in the Required Repair Account.

                  (d) It shall be a Default if the Borrower does not complete the Required Repairs within one year after the Closing Date. Upon the occurrence of an Event of Default, the Lender, at its option, may withdraw all Required Repair Funds from the Required Repair Account and apply such funds either to completion of the Required Repairs or toward payment of the Indebtedness hereunder in such order, proportion and priority as the Lender may determine in its sole discretion. The Lender's right to withdraw and apply Required Repair Funds shall be in addition to all other rights and remedies provided under this Agreement and the other Loan Documents.

                  (e) Upon the Borrower's acquisition of each Acquisition Property, the Borrower shall comply with the provisions of Section 8.14(a), and thereafter shall comply with the other provisions of this Section 8.14, with respect to repairs and deferred maintenance at such

Acquisition Property, to the extent required by the Lender as a condition to its approval of the acquisition of each Acquisition Property.

                  8.15 Financial Covenants. As of the end of each calendar quarter during the Term, (i) the aggregate principal amount of the Indebtedness of the Borrower and its Consolidated Subsidiaries, on a consolidated basis, shall not be more than 72% of the Total Asset Value, and (ii) the aggregate NOI of the Borrower and its Consolidated Subsidiaries, on a consolidated basis, shall not be less than 130% of the aggregate Debt Service of the Borrower and its Consolidated Subsidiaries, on a consolidated basis, for the twelve-month period ending with such calendar quarter.

                  8.16 Property Management. The Borrower shall either manage each of the Collateral Properties itself or shall cause each of the Collateral Properties to be managed solely pursuant to Management Agreements approved by Lender, with a Manager approved by Lender. If the Borrower enters into any such Management Agreement(s), then (i) the Borrower shall perform and observe all of the material terms, covenants and conditions of the Management Agreements to be performed and observed by it and promptly deliver to the Lender a true copy of each notice the Borrower gives of any default by the Manager in the performance or observance of any of the terms, covenants or conditions of the Manager contained in a Management Agreement and any notice received by the Borrower of any default of any of its obligations contained in the Management Agreements;
(ii) the Borrower shall not terminate the Management Agreements or (except pursuant to the Security Documents) assign its interest therein or consent to the assignment by the Manager of its interest therein; and (iii) upon the Lender's request, the Borrower shall exercise each option (if any) to extend or renew the term of the Management Agreements. In the event that (A) there shall have occurred and be continuing an Event of Default or (B) the Debt Service Ratio shall be less than 1.15 at the end of any calendar quarter, the Lender may by notice to the Borrower instruct the Borrower to remove the Manager (if any) with respect to any or all of the Collateral Properties and to designate a property manager acceptable to the Lender, in which event the Borrower shall so remove the Manager (if any) and so designate a manager, unless no Event of Default is continuing and, within 20 Business Days after the giving of such notice, the Borrower prepays the Loans in an amount sufficient to reduce the annual Debt Service to an amount which, if substituted for the Debt Service used to determine such Debt Service Ratio, would produce a Debt Service Ratio of not more than 1.15. The Borrower shall not, without the prior written consent of the Lender, enter into any property management agreement concerning the Collateral Properties, or modify, terminate or waive any rights under, any Management Agreements.

                  8.17  Environmental Matters.

                  (a) The Borrower shall, at its sole cost and expense, and shall cause FSA at its sole cost and expense to, comply in all material respects with all Environmental Laws applicable to their respective Properties and use good faith efforts to ensure that all operations, businesses and activities conducted thereon are in material compliance with all Environmental Laws.

                  (b) If the Borrower shall receive any notice or other communication relating to any Property from any governmental authority concerning any actual, alleged, suspected or threatened violation of or liability under any Environmental Laws or any Environmental Condition, or that any representation or warranty herein relating to Hazardous Materials is not or is no longer accurate in any material respect, including any notice or other communication from any governmental authority concerning any actual or threatened Environmental Claim, then the Borrower shall deliver to the Lender, within ten (10) days after receipt of such notice or communication, a written description of such violation, liability, or actual or threatened event or condition. Receipt of such notice shall not be deemed to create any obligation on the part of the Lender to defend or otherwise respond to such notification. The Borrower shall, or shall cause FSA to, promptly take all actions necessary to defend such Environmental Claim or clean up or remedy such Environmental Condition in compliance with all Environmental Laws.

                  (c) Upon the Lender's reasonable request, the Borrower shall, at its sole cost and expense, take, or cause FSA at its sole cost and expense to take, all actions required by law and necessary to ensure that there is no Hazardous Material at, on or under their respective Properties in quantities or concentrations other than those permitted by applicable Environmental Laws. The Borrower shall reasonably promptly provide to the Lender copies of all environmental site assessments or environmental audit reports, or updates of such assessments or reports that are generated in connection with the above activities. The Borrower's obligations hereunder shall arise upon the reasonable request of the Lender, taking into account all of the circumstances, including the conducting of tests in the past and with due regard to the likelihood of finding Hazardous Materials on the Properties regardless of whether any governmental authority has taken or threatened any action with respect to the presence of any Hazardous Materials at, on or under the applicable Property. If the Borrower fails to discharge any of its obligations hereunder, the Lender shall have the right, but not the obligation, in its reasonable discretion, at the Borrower's sole cost and expense, to take such reasonable actions that the Lender reasonably deems necessary or advisable, including the removal or cleanup of any Hazardous Materials at, on or under the Properties. The Borrower grants, and, unless violative of the REMIC Loan, shall cause FSA to grant, the Lender and its employees, contractors and agents an irrevocable and non-exclusive license, upon reasonable prior notice, to enter upon the Properties to conduct such activities in accordance with the preceding sentence. All reasonable costs and expenses incurred by the Lender under this subsection shall be due and payable by the Borrower on demand.

                  (d) Following and during the continuance of an Event of Default, subject to the rights of tenants, the Borrower shall permit, and, subject to the REMIC Loan Documents, shall cause FSA to permit, Lender to enter upon the Properties at any reasonable time to conduct an inspection of such Properties, to determine compliance with all applicable Environmental Laws and to take any and all other actions that the Lender deems reasonably necessary or advisable, including the removal or cleanup of any Hazardous Materials in quantities or concentrations which violate applicable Environmental Laws at, on or under the applicable Property. Following and during the continuance of an Event of Default, the Borrower grants, and shall cause FSA to grant, the Lender and its employees, contractors and agents an irrevocable and nonexclusive license to enter upon the Properties and to perform such tests on the Properties necessary to conduct such reviews and investigations in accordance with the preceding sentence. All reasonable costs and expenses incurred by the Lender under this subsection shall be due and payable by the Borrower on demand.

                  (e) The Borrower shall not knowingly cause any material violation of any applicable Environmental Laws at, on or under any of the Properties by the Borrower, FSA or their respective agents, employees, contractors or invitees.

                  (f) Without limiting the generality of the foregoing provisions of this Section 8.17, the Borrower agrees (i) to promptly provide such additional information as the Lender may reasonably request regarding the environmental condition of the Properties in Lebanon, Missouri, Graceville, Florida, Mineral Wells, Texas and Corsicana, Texas (including, if requested, updated environmental audit reports), and (ii) with respect to the Property in Graceville, Florida, (A) to provide to the Lender, within 60 days after the date hereof, evidence reasonably satisfactory to the Lender that (x) the friable asbestos-containing material that was disclosed in the environmental report furnished to the Lender has been removed, and (y) the test well has been abandoned in compliance with Environmental Laws, and (B) if required by Environmental Laws, to report to the appropriate governmental authority the former presence of an underground storage tank.

                  Section 9. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

                  (a) The Borrower shall default in the payment when due of any principal of or interest on any Loan or any other amount payable by it hereunder or under the other Loan Documents; or

                  (b) (i) The Borrower or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness having an aggregate principal balance of $500,000 or more; or (ii) any event specified in any note, agreement, indenture or other document evidencing or relating to any Indebtedness of the Borrower or any of its Subsidiaries having an aggregate principal balance of $500,000 or more shall occur if the effect of such event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be involuntarily prepaid in full (whether by redemption, purchase or otherwise), prior to its stated maturity; or

                  (c) Any material representation, warranty or certification made or deemed made in any Loan Document (or in any modification or supplement thereto) by the Borrower or in any certificate furnished to the Lender pursuant to any other provisions hereof or thereof shall prove to have been false or misleading as of the time made or furnished in any material respect; or

                  (d) (i) The Borrower shall default in the performance of any of its obligations under Section 8.05, 8.06, 8.08, 8.09, 8.10, 8.12,
         8.13 or 8.16; or (ii) an Event of Default (as defined in the Mortgages) shall occur under any Mortgage; or (iii) the Borrower shall default (beyond any applicable notice and grace periods) in the performance of any of its obligations under the Environmental Indemnity Agreement; or
         (iv) the Borrower shall default in the performance of its obligations under Section 8.15 and the Borrower shall not within 5 Business Days of such default prepay the Loans in the amount necessary so that the Borrower shall be in compliance with Section 8.15; or

                  (e) The Borrower or any of its Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

                  (f) The Borrower or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (iv) file a petition as debtor seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any action for the purpose of effecting any of the foregoing; or

                  (g) A proceeding or case shall be commenced, without the application or consent of the Borrower or any of its Subsidiaries, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or such Subsidiary or of all or any substantial part of its assets, or (iii) similar relief in respect of the Borrower or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 120 or more days; or an order for relief against the Borrower or such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

                  (h) A final judgment or judgments for the payment of money in excess of $500,000 in the aggregate shall be rendered by a court or courts against the Borrower and/or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within

         30 days from the date of entry thereof and the Borrower or the relevant Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                  (i) An event or condition specified in Section 8.01(e) shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Borrower or any ERISA Affiliate shall incur or in the opinion of the Lender shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which is, in the determination of the Lender, material in relation to the consolidated financial condition, business operations or prospects taken as a whole of the Borrower and its Subsidiaries; or

                  (j) Except for expiration or termination in accordance with its terms or this Agreement, any of the Security Documents or the Environmental Indemnity Agreement shall be terminated or shall cease to be in full force and effect, as a result of the unpermitted action or inaction of the Borrower; or any of the Security Documents shall be declared null and void, or shall fail to create the Liens, rights, powers and privileges purported to be created thereby (including a perfected security interest in and Lien on all of the Collateral, subject to no equal or prior Lien other than Permitted Liens) as a result of the unpermitted action or inaction of the Borrower; or

                  (k) The Borrower shall be terminated, dissolved or liquidated (as a matter of law or otherwise); or proceedings shall be commenced by or on behalf of any Person seeking the termination, dissolution or liquidation of the Borrower and such proceedings (commenced by any Person other than the Borrower) shall continue undismissed, or an order, judgment or decree approving or ordering any such proceedings shall be entered and continue unstayed and in effect, for a period of 60 or more consecutive days; or

                  (l) Without the Lender's prior written consent, any Property or any part thereof or interest therein becomes subject to any easement, covenant, lien, charge, mortgage or other encumbrance whether junior or senior to any related Mortgage, except for the Permitted Liens; or

                  (m) Without the Lender's prior written consent, the leases, rents, income or revenues of any Property are assigned, pledged or otherwise encumbered or become subject to any lien, charge or mortgage, except for Permitted Liens; or

                  (n) Without the Lender's prior written consent, any Property or any part thereof or interest therein is sold, assigned, transferred, conveyed or otherwise disposed of or is the subject of any attempted sale, assignment, transfer or conveyance, in each case except as expressly permitted under this Agreement; or

                  (o) the Borrower shall default in the performance of any of its other obligations in this Agreement or any other Loan Document and such default shall continue unremedied for a period of 30 days after notice thereof to the Borrower by the Lender, or such longer period (not to exceed 180 days) as may be reasonably necessary to remedy such default; provided, that the Borrower commences to remedy such default within said initial 30-day period and thereafter diligently prosecutes such remedy to completion.

THEREUPON: (i) during the continuance of an Event of Default other than one referred to in clause (f) or (g) of this Section 9, the Lender may, by notice to the Borrower, terminate the Commitment and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Note (including any amounts payable under Section 5.04) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower; and (ii) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 9, the Commitment shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Note (including any amounts payable under Section 5.04) shall become automatically immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                  Section 10.  Miscellaneous.

                  10.01 Waiver. No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or the Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or the Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  10.02 Notices. All notices and other communications provided for herein (including any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing and telecopied, mailed by certified or registered mail or delivered by hand to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier with receipt confirmed, personally delivered or, in the case of a mailed notice, upon receipt or refusal, in each case given or addressed as aforesaid.

                  10.03 Expenses, Etc. The Borrower agrees to pay or reimburse the Lender for paying: (a) all reasonable out-of-pocket expenses of the Lender (including the reasonable fees and expenses of Kaye, Scholer, Fierman, Hays & Handler, and any local counsel to the Lender), in connection with (i) the negotiation, preparation, execution and delivery of this Agreement, the Note and the other Loan Documents and the making of the Loans hereunder (including all reasonable out-of-pocket expenses of the Lender (including fees and expenses of counsel to the Lender) in connection with the preparation, negotiation, review and execution of any documents required pursuant to Section 6 in connection with the making of each Loan), and (ii) any amendment, modification or waiver of any of the terms of this Agreement or the other Loan Documents; (b) all reasonable costs and expenses of the Lender (including reasonable counsel fees and expenses) in connection with any Default and any enforcement or collection proceedings resulting therefrom including in connection with any bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceedings involving the Borrower or FSA or a "workout" of the Loans; (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement, the other Loan Documents or any document referred to therein; and (d) all taxes and assessments, recording fees, registration taxes, title insurance premiums, appraisal fees, costs of surveys, fees of third-party consultants and all other out-of-pocket fees and expenses reasonably incurred by the Lender in connection with any Collateral (including any mortgage loan servicing fees). The Borrower hereby agrees to indemnify the Lender and its directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses (including the reasonable fees and disbursements of counsel) incurred by any of them arising out of or by reason of any claim of any Person relating to or arising out of any Loan Document or resulting from the ownership or financing of any Collateral or any Property or any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by the Borrower of the proceeds of any of the Loans (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Lender or any other Person to be indemnified).

                  10.04 Amendments, Etc. Any provision of this Agreement may be amended or modified only by any instrument in writing signed by the Borrower and the Lender.

                  10.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Without limiting the foregoing, in connection with any assignment of the Loans pursuant to Section 10.06(b), the Lender may, subject to Section 10.06(b), assign or otherwise transfer all of its rights and remedies under this Agreement to the assignee, and such assignee shall thereupon become vested with all of the rights and obligations in respect thereof granted to the Lender herein or otherwise. Each representation and agreement made by the Borrower in this Agreement shall be deemed to run to and each reference to the Lender herein shall be deemed to refer to the Lender and all of its successors and assigns.

                  10.06  Assignments and Participations.

                  (a) The Borrower may not assign its rights or obligations hereunder or under the Note without the prior consent of the Lender.

                  (b) The Lender may, at its sole cost and expense, assign any of the Loans and all or any portion of the Note without the prior consent of the Borrower.

                  (c) The Lender may, at its sole cost and expense, sell or agree to sell to one or more other Persons a participation in all or any part of any Loan or Loans made or to be made and the collateral security therefor, but such participant shall not have any rights or benefits under this Agreement or the Note or the other Loan Documents (the participant's rights against the Lender in respect of such participation to be those set forth in the agreement (the "Participation Agreement") executed by the Lender in favor of the participant). The Borrower shall not be required to respond to any notices or demands of a participant, to make any payments to the participant or to pay for any expenses payable by the Lender to the participant or incurred by the Lender or the participant in connection with such participation. All amounts payable by the Borrower to the Lender under Section 5 shall be determined as if the Lender had not sold or agreed to sell any participations in such Loan and as if the Lender were funding all of such Loan in the same way that it is funding the portion of such Loan in which no participations have been sold. In no event shall the Lender be obligated to the participant under the Participation Agreement to take or refrain from taking any action hereunder or under the Note or under the other Loan Documents except that the Lender may agree in the Participation Agreement that it will not, without the consent of the participant, agree to (i) the increase or extension of the term, or the extension of the time or waiver of any requirement for the reduction or termination, of the Commitment, (ii) the extension of any date fixed for the payment of principal of or interest on the related Loan or Loans, (iii) the reduction of any payment of principal thereof, (iv) the reduction of the rate at which interest is payable thereon to a level below the rate at which the participant is entitled to receive interest in respect of such participation or
(v) except as provided in the Loan Documents, release or otherwise terminate the Lien on any of the Collateral.

                  (d) The Lender may furnish any information the Borrower or any of its Subsidiaries in the possession of the Lender from time to time to assignees and participants (including prospective assignees and participants).

                  10.07 Survival. The obligations of the Borrower under Sections 5.01, 5.04 and 10.03 shall survive the repayment of the Loans and the termination or expiration of the Commitment and any Release of the Collateral pursuant to the Loan Documents (including, without limitation, pursuant to Section 2.08). In addition, each representation and warranty made, or deemed to be made by a notice of borrowing of any Loan, hereunder shall survive the making of such Loan and the Lender shall not be deemed to have waived, by reason of making such Loan, any Default or Event of Default which may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Lender may have had notice or knowledge or reason to know that such representation or warranty was false or misleading.

                  10.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  10.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  10.10 Governing Law; Submission to Jurisdiction. This Agreement and the Note shall be governed by, and construed in accordance with, the law of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                  10.11 Waiver of Jury Trial. THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  10.12 Marshalling; Recapture. The Lender shall be under no obligation to marshall any assets in favor of the Borrower. To the extent the Lender receives any payment by or on behalf of the Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower, or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of the Borrower to the Lender as of the date such initial payment, reduction or satisfaction occurred.

                  10.13 Cross Collateralization. The Borrower covenants and agrees that in the case of an Event of Default (i) the Lender shall have the right to pursue all of its rights and remedies in one proceeding, or separately and independently in separate proceedings from time to time, as the Lender, in its sole and absolute discretion, shall determine from time to time, (ii) the Lender is not required to either marshall assets, sell Collateral in any inverse order of alienation, or be subject to any "one action" or "election of remedies" law or rule, (iii) the exercise by the Lender of any remedies against any one item of Collateral will not impede the Lender from subsequently or simultaneously exercising remedies against any other item of Collateral, and (iv) all Liens and other rights, remedies or privileges provided to the Lender shall remain in full force and effect until the Lender has exhausted all of its remedies against the Collateral and all Collateral has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Loans.

                  10.14 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not effect the validity or enforceability of such provision in any other jurisdiction.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                            FAC REALTY, INC.


                                            By: /s/ Patrick M. Miniutti
                                                  Name: Patrick M. Miniutti
                                                  Title: Executive Vice
                                                     President and C.F.O.

                                            Address for Notices:

                                            11000 Regency Parkway
                                            Cary, North Carolina 27511
                                            Telecopier No.: 919-462-8799
                                            Attn: C. Cammack Morton

                                                     with copies to:

                                            Michaela M. Twomey, Esq.
                                            FAC Realty, Inc.
                                            1095 Old Cedar Road
                                            McLean, Virginia 22102
                                            Telecopier No: (703) 506-9137

                                                     and

                                            Mayer, Brown & Platt
                                            2000 Pennsylvania Avenue, N.W.
                                            Washington, D.C. 20006-1882
                                            Telecopier No: (202) 861-0473
                                            Attn: Keith J. Willner, Esq.

                        NOMURA ASSET CAPITAL CORPORATION


                                            By: /s/ John M. Burke
                                                  Name: John M. Burke
                                                  Title:

                                            Address for Notices:

                             311 South Wacker Drive
                             Suite 6100
                             Chicago, Illinois 60606
                             Telecopier No.: (312) 408-9510
                                            Attn:  John M. Burke

                                                     with copies to:

                            2 World Financial Center
                            Building B
                            New York, New York 10281
                            Telecopier No.: (212) 667-1014
                            Attn:  Sheryl McAfee

                                                     and

                            Kaye, Scholer, Fierman, Hays & Handler, LLP
                            425 Park Avenue
                            New York, New York 10022
                            Telecopier No.: (212) 836-7156
                            Attn: Stephen Gliatta, Esq.

                                   SCHEDULE A

                              [Initial Properties]


                                   SCHEDULE A

                              [Initial Properties]

FAC REALTY TRUST,  INC. LOCATION ADDRESSES:

Initial Collateral Properties:
Smithfield, NC.                              Factory Stores of America
                                             1025 Industrial Park Drive
                                             Smithfield, NC. 27577

Lake Park, GA.                               Factory Stores of America
                                             5244 Jewell Futch Road
                                             Lake Park, GA. 31636

Georgetown, KY.                              Factory Stores of America
                                             401 Outlet Center Drive
                                             Georgetown, KY. 40324

Tri-Cities, TN.                              Factory Stores of America
                                             354 Shadowtown Road
                                             Blountville, TN. 37617

Nashville, TN.                               Factory Stores of America
                                             2434 Music Valley Drive
                                             Nashville, TN. 37214

Branson, MO.                                 Factory Shoppes at Branson Meadows
                                             4562 Gretna Road
                                             Branson, MO. 65616

Corsicana, TX.                               Factory Stores of America
                                             316 Factory Outlet Drive
                                             Corsicana, TX. 75110

Graceville, FL.                              Factory Stores of America
                                             950 Prim Avenue
                                             Graceville, FL. 32440



Hempstead, TX.                               Factory Stores of America
                                             805 Factory Outlet Drive
                                             Hempstead, TX. 77445




Lebanon, MO.                                 Factory Stores of America
                                             2020 Industrial Drive
                                             Lebanon, MO. 65536

Livingston, TX.                              Factory Stores of America
                                             440 US 59 Loop South
                                             Livingston, TX. 77351

Mineral Wells, TX.                           Factory Stores of America
                                             4500 Highway 180 East
                                             Mineral Wells, TX. 76067

Nebraska City, NE.                           Factory Stores of America
                                             1001 Nebraska State Hwy. 2
                                             Nebraska City, NE. 68410

Story City, IA.                              Factory Stores of America
                                             324 Factory Outlet Drive
                                             Story City, IA. 50248

Sulphur Springs, TX.                         Factory Stores of America
                                             614 Radio Road
                                             Sulphur Springs, TX. 75482


FSA Properties:

Arcadia, LA.                                  Factory Stores of America
                                              700 Factory Outlet Drive
                                              Arcadia, LA. 71001

Crossville, TN.                               Factory Stores of America
                                              323 Industrial Parkway, Exit 320
                                              Crossville, TN. 38555


Carrollton, KY.                               Factory Stores of America
                                              R.D. 3, Box 110
                                              Carrollton, KY. 41008

Draper, UT.                                   Factory Stores of America
                                              12101 South Factory Outlet Drive
                                              Draper, UT. 84020

Hanson, KY.                                   Factory Stores of America
                                              100 Factory Outlet Drive
                                              Hanson, KY. 42413



Iowa, LA.                                     Factory Stores of America
                                              800 Factory Outlet Drive
                                              Iowa, LA. 70647

Mesa, AZ.                                     Factory Stores of America
                                              2050 South Roslyn Place
                                              Mesa, AZ. 85208

Tucson, AZ.                                   Factory Stores of America
                                              5120 South Julian Drive
                                              Tucson, AZ. 85706

Union City, TN.                               Factory Stores of America
                                              601 Sherwood Drive
                                              Union City, TN. 38261

West Frankfort, IL.                           Factory Stores of America
                                              1000 Factory Outlet Drive
                                              West Frankfort, IL. 62896

Casa Grande, AZ.                              Casa Grande Factory Stores
                                              440 North Camino Mercado
                                              Casa Grande, AZ. 85222

Conway, NH.                                   Factory Stores of America
                                              Rt. 16 & Washington Street
                                              Conway, NH. 03818

Kittery, ME.                                  Factory Stores of America
                                              US Route 1
                                              Kittery, ME. 03904

Lake George, NY.                              Factory Stores of America
                                              1476 Rt. 9, P.O. Box 3214-7
                                              Lake George, NY. 12845

LaMarque, TX.                                 Factory Stores of America
                                              11001 Delany Road
                                              LaMarque, TX. 77568




Las Vegas, NV.                                Las Vegas Factory Stores
                                              9155 Las Vegas Blvd.
                                              Las Vegas, NV. 89123


North Bend, WA.                               Factory Stores of America
                                              461 South Fork Ave., S-W
                                              Suite E-1
                                              North Bend, WA. 98045

Vacaville, CA.                                Factory Stores at Vacaville
                                              321 Nut Tree Road
                                              Vacaville, CA. 95687

                                   SCHEDULE B

                                 [Form of Note]


               AMENDED, RESTATED AND CONSOLIDATED PROMISSORY NOTE



$150,000,000                                             February __, 1997
                                                        New York, New York



                  FOR VALUE RECEIVED, FAC REALTY, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to NOMURA ASSET CAPITAL CORPORATION (the "Lender"), at the account of the Lender, the principal sum of ONE HUNDRED FIFTY MILLION DOLLARS (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Loan Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

                  The date, amount and interest rate of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof.

                  This Note is the Note referred to in the Loan Agreement (as modified and supplemented and in effect from time to time, the "Loan Agreement") dated as of the date hereof between the Borrower and the Lender and evidences Loans made by the Lender thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Loan Agreement.

                  This Note consolidates the indebtedness heretofore evidenced by the Existing Note and the Gap Note, original copies of which are attached hereto as Exhibit A and Exhibit B, respectively, and amends and restates the terms of the Existing Note and the Gap Note, which are superseded in their entirety hereby.

                  The Loan Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

                  This Note constitutes a "Renewal Note" pursuant to Florida Statute Section 201.09. Documentary stamps in the amount of $9,275.00 were paid on the Mortgage recorded in Official Record Book 613, on Page 0002, of the Public Records of Jackson County, Florida (the "Original Mortgage") based upon the then value of the Florida property secured by the Original Mortgage in the amount of $2,650,000.00. The Original Mortgage as modified by that certain Modified, Restated and Consolidated Mortgage of even date herewith between Borrower and Lender encumbering the Florida property (the "Modified Mortgage") secures a Maximum Principal Amount of $3,629,378.00 (which Maximum Principal Amount is equal to the value of the Florida property secured by the Modified Mortgage). Accordingly, additional documentary stamps are being paid concurrently with the execution hereof in the amount of $3,427.90 based upon the difference between the Maximum Principal Amount secured in the amount of $3,629,378.00 and the value of the Florida property at the time of the Original Mortgage in the amount of $2,650,000.00 (upon which documentary stamps have been paid) which is a difference of $979,378.00.

                  This Note also constitutes a renewal note in payment of an existing short-term note for purposes O.C.G.A. Sections 48-6-60 through 48-6-77 and the Rules promulgated by the Department of Revenue, Property Tax Division, pursuant thereto, all as in effect as of the date of this Note.


                         FAC REALTY, INC.


                         By: __________________________
                            Name: Patrick M. Miniutti
                         Title: Executive Vice President

                                SCHEDULE OF LOANS


                  This Note evidences Loans made under the within-described Loan Agreement to the Borrower, on the dates, in the principal amounts, set forth below, subject to the payments and prepayments of principal set forth below:


                    Principal Amount       Amount Paid         Unpaid Principal
 Date Made               of Loan           or Prepaid               Amount
 ---------          ----------------       -----------         ----------------

                                   SCHEDULE C

                               Notice of Borrowing

                                                                         , 199

Nomura Asset Capital Corporation
311 South Wacker Drive
Suite 6100
Chicago, Illinois  60606

Attention:  Mr. John Burke

Ladies and Gentlemen:

                  We refer to the Loan Agreement dated as of February , 1997 (as amended or otherwise modified from time to time, the "Loan Agreement"), between the undersigned (the "Borrower") and Nomura Asset Capital Corporation (the "Lender").

                  Capitalized terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

                  The Borrower hereby gives the Lender notice pursuant to
Section 4.05 of the Loan Agreement that the Borrower requests a Loan under the Loan Agreement and, in that connection, sets forth below the information relating to such proposed borrowing (the "Proposed Borrowing") as required by
Section 4.05 of the Loan Agreement.

                  (i) The aggregate principal amount of the Proposed Borrowing is $ , --------------- which, together with the aggregate principal amount of the other Loans outstanding ($ ) --------------- will not exceed the amount of the Commitment.

                  (ii) The Business Day of the Proposed Borrowing is , 19 .
-------------------- ---

                  (iii) The Debt Service Ratio on the date hereof is .

                  (iv) The Available Amount on the date hereof is .

                  (v) The Debt Service Ratio on the date immediately following the Proposed Borrowing will be .

                  (vi) The Available Amount on the date immediately following the Proposed Borrowing will be .

                  The undersigned hereby certifies to the Lender that to the best of his/her knowledge after due inquiry as of the date set forth above, and as of the date of the Proposed Borrowing, (i) both immediately prior to the date of the Proposed Borrowing and also after giving effect thereto, no Default has occurred and is continuing, and (ii) each representation and warranty of the Borrower in Section 7 of the Loan Agreement and in the other Loan Documents is true and complete in all material respects on and as of the date of the Proposed Borrowing with the same force and effect as though made on and as of such date.

                                   Very truly yours,

                                   FAC REALTY, INC.


                                   By:
                                       Name:
                                       Title:

                                   SCHEDULE D

                           Reports and Other Materials

                                      None

                                   SCHEDULE E

                                    Contracts


CONTRACT LIST
(Contracts of $50,000 +)

CENTER             SERVICE                  CONTRACT                       AMOUNT



Branson, MO        Waste Management         BFI Waste Systems          NTE $6,300/month

Crossville, TN     Janitonal Maintenance    Jacob B. Heardon               $4,551/month

Draper, UT         Janitorial Maintenance   MDM Enterprises                $5,900/month

Graceville, FL     Janitorial/Landscaping   Hayes By Three                 $4,169/month

LaMarque, TX       Janitorial Maintenance   M&M Maintenance                $5,521/month

Las Vegas, NV      Electric Signage        Young Electric Sign Co.         $4,855/month

Las Vegas, NV      Janitorial Maintenance  Complete Company, Inc.          $7,900/month

Lathrop, CA        Electric Signage        Young Electric Sign Co.         $7,118/month

Mesa, AZ           Janitorial Maintenance  Enmar, Inc.                     $4,989/month

Nashville,TN       Waste Disposal          BFI Waste Systems               $4,206/month

Nashville, TN      Janitorial Maintenance  M&R Cleaning                    $6,000/month

Vacaville, CA      Landscaping             Redwood Landscaping             $4,321/month

Vacaville, CA      Security                Burns International Security    NTE $75,000/year


                                   SCHEDULE F

                          Initial Eligible Out Parcels




ARCADIA, LA.                                       16.9 Acres
BRANSON, MO.                                        1.5 Acres
                                                    3.0 Acres
                                                    1.0 Acre (Ground Lease)
CARROLLTON, KY.                                    11.3 Acres
CORSICANA, TX.                                     10.5 Acres
CROSSVILLE, TN.                                     4.7 Acres
DRAPER, UT.                                         5.6 Acres
                                                    1.0 Acres
                                                    4.8 Acres (SOLD)
                                                    2.7 Acres (SOLD)
GRACEVILLE, FL.                                     8.0 Acres
                                                    3.2 Acres
                                                    1.7 Acres
                                                     .6 Acres
HANSON, KY.                                         7.9 Acres
                                                    3.1 Acres
HEMPSTEAD, TX.                                      4.2 Acres
                                                    1.5 Acres
IOWA, LA.                                           4.2 Acres (Ground Lease)
                                                    1.8 Acres (Ground Lease)
LA MARQUE, TX.                                       .9 Acres
LEBANON, MO.                                       10.5 Acres
LIVINGSTON, TX.                                     6.7 Acres
MESA, AZ.                                           8.0 Acres
                                                    2.4 Acres (SOLD)
MINERAL WELLS, TX.                                  5.9 Acres
NEBRASKA CITY, NE.                                  7.3 Acres
                                                    1.2 Acres
                                                      .9 Acres
SMITHFIELD, NC.                                     2.4 Acres
                                                    2.1 Acres
STORY CITY, IA.                                     5.6 Acres
SULPHUR SPRINGS, TX.                                2.3 Acres
                                                      .7 Acres
UNION CITY, TN.                                   10.4 Acres
                                                    4.5 Acres
WEST FRANKFORT, IL.                                 7.9 Acres

TOTAL                                             178.9 ACRES

                                   SCHEDULE G

                             Existing Anchor Leases











                          Total         non- anchor  Anchor s.f.      Anchor Tenant               S.F.
-----------------------------------------------
FAC  Portfolio            SF              S.F.
-----------------------------------------------



  1 Smithfield             355,758       251,758          104,000  Carolina Pottery              104,000
  2 Lake Park              140,025        90,648           49,377  Carolina Pottery               49,377
  3 Georgetown             176,615       112,934           63,681  Carolina Pottery               63,681
  4 Tri Cities             132,908        71,508           61,400  Carolina Pottery               61,400
  5 Nahsville              285,808       261,733           24,075  Reading China                  24,075
  6 Branson                287,522       209,122           78,400  Reading China                  22,560
                                                                   V.F. Outlet                    30,340
                                                                   Speigel                        25,500
  7 Boaz                   111,909        48,415           63,494  V.F. Outlet                    63,494
  8 Corsicana               63,605         9,830           53,775  V.F. Outlet                    53,775
  9 Graceville              83,962        41,505           42,457  V.F. Outlet                    42,457
 10 Hempstead               63,605         9,830           53,775  V.F. Outlet                    53,775
 11 Lebanon                 83,464        41,386           42,078  V.F. Outlet                    42,078
 12 Livingston              63,605         9,830           53,775  V.F. Outlet                    53,775
 13 Mineral Wells           63,609         9,786           53,823  V.F. Outlet                    53,823
 14 Nebraska City           89,646        36,048           53,598  V.F. Outlet                    53,598
 15 Story City             112,405        58,621           53,784  V.F. Outlet                    53,784
 16 Sulphur Springs         84,917        39,549           45,368  V.F. Outlet                    45,368
 17 Tupelo                  66,591        18,933           47,658  V.F. Outlet                    47,658
 18 Arcadia                 89,528        35,881           53,647  V.F. Outlet                    53,647
 19 Crossville             118,785        69,739           49,046  V.F. Outlet                    49,046
 20 Carrolton               63,896         9,978           53,918  V.F. Outlet                    53,918
 21 Draper                 185,281       136,779           48,502  V.F. Outlet                    48,502
 22 Hanson                  63,891         9,996           53,895  V.F. Outlet                    53,895
 23 Iowa                   130,753        77,101           53,652  V.F. Outlet                    53,652
 24 Mesa                   167,213       118,954           48,259  V.F. Outlet                    48,259
 25 Tucson                 127,575        66,245           61,330  V.F. Outlet                    61,330
 26 Union City              60,229        10,323           49,906  V.F. Outlet                    49,906
 27 West Frankfort          91,063        37,135           53,928  V.F. Outlet                    53,928
 28 Casa Grande            141,828       116,972           24,856  Westpoint Stevens              24,856
 29 Conway                  24,740        24,740                0
 30 Kittery                 24,620        24,620                0
 31 Lake George             43,650        43,650                0
 32 La Marque              176,071       150,807           25,264  Westpoint Stevens              25,264
 33 Las Vegas              229,958       186,355           20,220  Westpoint Stevens              20,220
                                                           23,383  V.F. Outlet                    23,383
 34 North Bend             223,383       197,243           26,140  V.F. Outlet                    26,140
 35 Vacaville              447,745       421,521           26,224  V.F. Outlet                    26,224
                       ------------  ------------ ----------------                         --------------

    Total                4,676,163     3,059,475        1,616,688                              1,616,688
                       ============  =============================                         ==============





                                       G-1




                                   SCHEDULE H

                         Initial Allocated Title Amounts




                                                                 (To be drawn)          (available)            Title Insurance
Center                            Value per cap   Weighted %      Allocated loan $     Allocated loan $        Allocation at 1.25%
                                   10.5%                           $85,000,000           $100,000,000             $125,000,000

Smithfield                          $25,104,981      19.8%        $16,853,618            $19,827,786                 $24,784,732
Lake Park                            $5,536,866       4.4%         $3,717,040             $4,372,989                  $5,466,236
Georgetown                          $11,646,545       9.2%         $7,818,625             $9,198,382                 $11,497,978
Tri Cities                           $4,257,003       3.4%         $2,857,835             $3,362,159                  $4,202,699
Nashville                           $32,700,959      25.8%        $21,952,993            $25,827,050                 $32,283,813
Branson                             $12,037,956       9.5%         $8,081,388             $9,507,516                 $11,884,395
Boaz                                 $6,303,153       5.0%         $4,231,468             $4,978,198                  $6,222,747
Corsicana                            $2,026,721       1.6%         $1,360,590             $1,600,694                  $2,000,867
Graceville                           $3,629,378       2.9%         $2,436,494             $2,866,464                  $3,583,080
Hempstead                            $2,067,425       1.6%         $1,387,916             $1,632,842                  $2,041,053
Lebanon                              $3,694,784       2.9%         $2,480,403             $2,918,122                  $3,647,652
Livingston                           $2,459,756       1.9%         $1,651,297             $1,942,702                  $2,428,378
Mineral Wells                        $2,191,489       1.7%         $1,471,203             $1,730,827                  $2,163,533
Nebraska City                        $3,770,524       3.0%         $2,531,249             $2,977,940                  $3,722,426
Story City                           $3,539,378       2.8%         $2,376,075             $2,795,382                  $3,494,228
Sulphur Springs                      $3,314,286       2.6%         $2,224,965             $2,617,606                  $3,272,007
Tupelo                               $2,333,949       1.8%         $1,566,840             $1,843,341                  $2,304,176
                           0                 $0       0.0%                 $0                     $0                          $0
                           0                 $0       0.0%                 $0                     $0                          $0
                           0                 $0       0.0%                 $0                     $0                          $0
                           0                 $0       0.0%                 $0                     $0                          $0
                           0                 $0       0.0%                 $0                     $0                          $0
                           0                 $0       0.0%                 $0                     $0                          $0
                           0                 $0       0.0%                 $0                     $0                          $0
                           0                 $0       0.0%                 $0                     $0                          $0
                           0                 $0       0.0%                 $0                     $0                          $0
                           0                 $0       0.0%                 $0                     $0                          $0
                           0                 $0       0.0%                 $0                     $0                          $0
                           0                 $0       0.0%                 $0                     $0                          $0
                           0                 $0       0.0%                 $0                     $0                          $0
                           0                 $0       0.0%                 $0                     $0                          $0
                           0                 $0       0.0%                 $0                     $0                          $0
                           0                 $0       0.0%                 $0                     $0                          $0
                           0                 $0       0.0%                 $0                     $0                          $0
                           0                 $0       0.0%                 $0                     $0                          $0
                           0                 $0       0.0%                 $0                     $0                          $0
                           0                 $0       0.0%                 $0                     $0                          $0


Total                              $126,615,152     100%          $85,000,000           $100,000,000                $125,000,000***

FSA Properties                     $187,654,238
excess cashflow

less loan balance                   $92,906,907

Value of excess cashflow            $94,747,331

Total value                        $221,362,483


                                   SCHEDULE I
                                  SNDA TENANTS


BOAZ, ALABAMA

Banister
Hit or Miss

BRANSON, MISSOURI

Bugle Boy
Spiegel
totes
U.S. Factory Outlet

CORSICANA, TEXAS

Banister

GEORGETOWN, KENTUCKY

Bugle Boy
Leggs, Hanes, Bali
totes

GRACEVILLE, FLORIDA

Banister
Corning
Factory Outlet Deli

HEMPSTEAD, TEXAS

Banister

LAKE PARK, GEORGIA

Big & Tall Casual Male
Bugle Boy
Designs
Florsheim
Hush Puppies
Westport, Ltd.

LEBANON, MISSOURI

Banister
totes

LIVINGSTON, TEXAS

Banister

MINERAL WELLS, TEXAS

Banister

NASHVILLE, TENNESSEE

Big Dog
Bugle Boy
Capacity
Carters
Leggs, Hanes, Bali
Levis
London Fog
totes
Toy Liquidators

NEBRASKA CITY, NEBRASKA


STORY CITY, IOWA

Banister
Danskin
Toy Liquidators

SMITHFIELD, NORTH CAROLINA

Adolfo
American Tourister
Banister
Big Dog
Bon Worth
Book Warehouse
Boot Factory
Bugle Boy
Carters
Casual Male Big & Tall
Florsheim

Jones of New York
Leggs, Hanes, Bali
Liz Claiborne
London Fog
Mikasa
Music For a Song
Nine West
Royal Doulton
Specials
totes
Van Heusen
Westport, Ltd.
Westport Woman

SULPHUR SPRINGS, TEXAS

Kitchen Collection

TRI-CITIES, TENNESSEE

Bon Worth
Bugle Boy
Foozles
Leggs, Hanes, Bali

TUPELO, MISSISSIPPI

Banister
U.S. Factory Outlet

                                   SCHEDULE J

                          Initial Deferred Maintenance

    None